Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

                           dated as of April 26, 2005

                                 with respect to

                            C.P. MEDICAL CORPORATION

                                  by and among

                             THERAGENICS CORPORATION

                                  as Purchaser

                                       and

                               PATRICK J. FERGUSON

                                       and

                               CYNTHIA L. FERGUSON

                                   as Sellers

                                TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                      Page

ARTICLE I DEFINITIONS...................................................................................1
     SECTION 1.01  DEFINITIONS AND CONSTRUCTION.........................................................1

ARTICLE II SALE AND TRANSFER OF SHARES; CLOSING........................................................12
     SECTION 2.01  PURCHASE AND SALE OF COMPANY SHARES.................................................12
     SECTION 2.02  EXECUTED STOCK POWERS...............................................................12
     SECTION 2.03  PURCHASE PRICE AND ADJUSTMENT OF PURCHASE PRICE.....................................13
     SECTION 2.04  CLOSING.............................................................................14
     SECTION 2.05  FURTHER ASSURANCES; POST-CLOSING COOPERATION........................................15
     SECTION 2.06  EXEMPTION FROM REGISTRATION.........................................................15
     SECTION 2.07  STOCK REGISTRATION RIGHTS...........................................................15
     SECTION 2.08  SUPPLEMENT TO DISCLOSURE SCHEDULE...................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF EACH SELLER AND THE COMPANY..............................16
     SECTION 3.01  ORGANIZATION, STANDING AND POWER....................................................16
     SECTION 3.02  AUTHORITY...........................................................................16
     SECTION 3.03  NO CONFLICTS........................................................................17
     SECTION 3.04  NO CONSENTS.........................................................................17
     SECTION 3.05  TITLE TO ASSETS AND PROPERTIES; ABSENCE OF ENCUMBRANCES.............................18
     SECTION 3.06  FINANCIAL STATEMENTS AND SCHEDULES..................................................19
     SECTION 3.07  PRE-CLOSING BALANCE SHEET...........................................................19
     SECTION 3.08  ABSENCE OF UNDISCLOSED LIABILITIES..................................................21
     SECTION 3.09  LITIGATION; REGULATORY COMPLIANCE...................................................21
     SECTION 3.10  PRODUCT LIABILITY CLAIMS............................................................22
     SECTION 3.11  RESTRICTIONS ON BUSINESS ACTIVITIES.................................................22
     SECTION 3.12  GOVERNMENTAL AUTHORIZATION..........................................................22
     SECTION 3.13  INTELLECTUAL PROPERTY...............................................................23
     SECTION 3.14  ENVIRONMENTAL MATTERS...............................................................26
     SECTION 3.15  TAXES...............................................................................27
     SECTION 3.16  EMPLOYEE BENEFIT PLANS..............................................................28
     SECTION 3.17  CAPITALIZATION AND EQUITY OWNERSHIP.................................................30
     SECTION 3.18  CERTAIN AGREEMENTS AFFECTED BY THE ACQUISITION......................................30
     SECTION 3.19  EMPLOYEE MATTERS....................................................................30
     SECTION 3.20  INTERESTED PARTY TRANSACTIONS.......................................................32
     SECTION 3.21  INSURANCE...........................................................................32
     SECTION 3.22  BOOKS AND RECORDS...................................................................33
     SECTION 3.23  BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES....................................33

                                                     i


     SECTION 3.24   CUSTOMERS, SUPPLIERS AND SALES REPRESENTATIVES.....................................33
     SECTION 3.25   CONTRACTS AND LICENSES.............................................................34
     SECTION 3.26   NO BREACH OF CONTRACTS OR LICENSES.................................................35
     SECTION 3.27   THIRD PARTY CONSENTS...............................................................35
     SECTION 3.28   SOLVENCY...........................................................................35
     SECTION 3.29   COMPLIANCE WITH REGULATION D.......................................................36
     SECTION 3.30   ABSENCE OF CERTAIN BUSINESS PRACTICES..............................................37
     SECTION 3.31   REAL PROPERTY......................................................................37
     SECTION 3.32   PREFERENTIAL TREATMENT.............................................................37
     SECTION 3.33   CERTAIN FINANCIAL RELATIONSHIP WITH PHYSICIANS.....................................37
     SECTION 3.34   REPRESENTATIONS COMPLETE...........................................................37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................................38
     SECTION 4.01  ORGANIZATION, STANDING AND POWER....................................................38
     SECTION 4.02  AUTHORITY...........................................................................38
     SECTION 4.03  NO CONFLICT.........................................................................39
     SECTION 4.04  FINANCIAL RESOURCES.................................................................39
     SECTION 4.05  SEC FILINGS; FINANCIAL STATEMENTS...................................................39
     SECTION 4.06  ABSENCE OF CERTAIN CHANGES OR EVENTS................................................39
     SECTION 4.07  VALID ISSUANCE......................................................................40
     SECTION 4.08  LITIGATION; REGULATORY COMPLIANCE...................................................40
     SECTION 4.09  NO FURTHER REPRESENTATIONS..........................................................40
     SECTION 4.10  REQUIRED REGISTRATION...............................................................40

ARTICLE V COVENANTS....................................................................................40
     SECTION 5.01  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING..............................40
     SECTION 5.02  NOTICE OF CERTAIN EVENTS............................................................43
     SECTION 5.03  ACCESS TO INFORMATION; CONFIDENTIALITY..............................................43
     SECTION 5.04  NO SOLICITATION OF TRANSACTIONS.....................................................43
     SECTION 5.05  FINANCIAL STATEMENTS AND REPORTS....................................................44
     SECTION 5.06  DELIVERY OF BOOKS AND RECORDS; REMOVAL OF PROPERTY..................................45
     SECTION 5.07  [INTENTIONALLY OMITTED].............................................................45
     SECTION 5.08  NOTICE AND CURE.....................................................................45
     SECTION 5.09  FULFILLMENT OF CONDITIONS...........................................................46
     SECTION 5.10  FURTHER ACTION; CONSENTS; FILINGS...................................................46
     SECTION 5.11  PUBLIC ANNOUNCEMENTS................................................................46

ARTICLE VI ADDITIONAL AGREEMENTS.......................................................................47
     SECTION 6.01  ASSISTANCE AND COOPERATION..........................................................47
     SECTION 6.02  [INTENTIONALLY OMITTED].............................................................47
     SECTION 6.03  SPECIAL PURPOSE SUBSIDIARY..........................................................47
     SECTION 6.04  SECTION 338(H)(10) ELECTION.........................................................47
     SECTION 6.05  TAX GROSS-UP........................................................................48
     SECTION 6.06  EMPLOYEE BENEFIT PLANS..............................................................49

                                                    ii

ARTICLE VII CONDITIONS TO CLOSING......................................................................49
     SECTION 7.01  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE TRANSACTION...........49
     SECTION 7.02  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF EACH SELLER.............................49
     SECTION 7.03  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PURCHASER...............................50

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.........................................................53
     SECTION 8.01  TERMINATION.........................................................................53
     SECTION 8.02  EFFECT OF TERMINATION...............................................................54
     SECTION 8.03  EXPENSES; LIQUIDATED DAMAGES........................................................54

ARTICLE IX SURVIVAL, INDEMNIFICATION AND ESCROW........................................................54
     SECTION 9.01   SURVIVAL...........................................................................54
     SECTION 9.02   ESCROW FUND........................................................................54
     SECTION 9.03   INDEMNIFICATION....................................................................55
     SECTION 9.04   PROCEDURE FOR INDEMNIFICATION......................................................56
     SECTION 9.05   ASSIGNMENT BY PURCHASER............................................................57

ARTICLE X GENERAL PROVISIONS...........................................................................57
     SECTION 10.01 NOTICES.............................................................................57
     SECTION 10.02 AMENDMENT...........................................................................59
     SECTION 10.03 WAIVER, RIGHTS AND REMEDIES CUMULATIVE..............................................59
     SECTION 10.04 SEVERABILITY........................................................................60
     SECTION 10.05 ASSIGNMENT; BINDING EFFECT; NO THIRD PARTY BENEFICIARY..............................60
     SECTION 10.06 GOVERNING LAW.......................................................................60
     SECTION 10.07 WAIVER OF JURY TRIAL................................................................60
     SECTION 10.08 HEADINGS; INTERPRETATION............................................................61
     SECTION 10.09 COUNTERPARTS........................................................................61
     SECTION 10.10 MEDIATION...........................................................................61
     SECTION 10.11 ENTIRE AGREEMENT....................................................................62

                  EXHIBITS

         Exhibit A-1       P. Ferguson Non-Competition Agreement
         Exhibit A-2       C. Ferguson Non-Competition Agreement
         Exhibit B         Escrow Agreement
         Exhibit C         Registration Rights Agreement
         Exhibit D         Sellers Certificate of  Subchapter S Election
         Exhibit E         Opinion of Counsel to Purchaser
         Exhibit F         Opinion of Counsel to Sellers
         Exhibit G         Form of Intellectual Property Assignment Agreement
         Exhibit H-1       P. Ferguson Employment Agreement
         Exhibit H-2       W. Black Employment Agreement
         Exhibit H-3       Jeffry Barron Employment Agreement
         Exhibit H-4       Thomas Brammer Employment Agreement
         Exhibit H-5       Mary Ann Greenawalt Employment Agreement
         Exhibit H-6       Chris Taylor Employment Agreement
         Exhibit I-1       Real Estate Lease Documents
         Exhibit I-2       Real Estate Lease Documents
         Exhibit I-3       Real Estate Lease Documents
         Exhibit I-4       Real Estate Lease Documents

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT is made and entered into as of April 26, 2005, by and among Theragenics Corporation, a Delaware corporation ("PURCHASER"), Patrick J. Ferguson ("P. FERGUSON") and Cynthia L. Ferguson ("C. FERGUSON"), each a resident of the State of Washington (collectively "SELLERS"). Capitalized terms not otherwise defined herein have the meanings set forth in
ARTICLE I.

                                    RECITALS

         As of the date hereof, P. Ferguson is the beneficial owner of Fifty percent (50%) of the issued and outstanding capital stock of C.P. Medical Corporation, an Oregon corporation (the "COMPANY"), and C. Ferguson is the beneficial owner of Fifty percent (50%) of the issued and outstanding capital stock of the Company.

         This Agreement contemplates a transaction in which Sellers shall sell, transfer, assign, and deliver to Purchaser, and Purchaser shall purchase and accept from Sellers, one hundred percent (100%) of the issued and outstanding capital stock of the Company, for the consideration and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 DEFINITIONS AND CONSTRUCTION.
                      ----------------------------

         (a) CERTAIN DEFINED TERMS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below. All other capitalized terms, when used in this Agreement, shall have the respective meanings assigned to them where they first appear and are defined in this Agreement.

         "ACTION OR PROCEEDING" means any action, suit, litigation, proceeding, mediation, arbitration or Governmental Entity investigation or audit.

         "AFFILIATE", with respect to any Person, means any other Person that controls, is controlled by or is under common control with the first Person.

         "AGREEMENT" means this Stock Purchase Agreement, together with all Schedules and Exhibits attached hereto and referenced herein.

         "ALLOCABLE STOCK" has the meaning ascribed to it in Section 2.04(c).

         "ALTERNATE TRANSACTION" has the meaning ascribed to it in Section 5.04.

         "ANCILLARY AGREEMENTS" means, collectively, the Escrow Agreement, the
P. Ferguson Employment Agreement, the C. Ferguson Non-Competition Agreement, P. Ferguson Non-Competition Agreement, the Registration Rights Agreement, the Real Estate Lease Documents and all other support agreements and other agreements to be entered into in connection with the transactions contemplated by this Agreement.

         "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, leased or licensed by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, licenses, Contracts, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "ASSOCIATE", with respect to any Person, means any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity, the spouse of such Person, or any relative of such Person or spouse, who shares the same primary residence as such Person.

         "BENEFIT PLAN" means any written and any unwritten bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, savings, stock purchase, stock option, restricted stock, stock grant, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day care, dependent care, legal services, cafeteria, life insurance, health, accident, disability, worker's compensation or other insurance, severance, separation, welfare or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "BOOKS AND RECORDS" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition (financial or other), results of operations and Assets and Properties of such Person, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, sales and promotional literature, sales and purchase correspondence, ledgers, journals, deeds, title policies, personnel and employment records, Contracts, Licenses, customer and supplier lists, telephone and facsimile numbers, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "BUSINESS CONTRACTS" means all Contracts (other than the Real Property Leases and the Personal Property Leases) to which the Company is a party and which are used or held for use by the Company primarily in, or are necessary for, the conduct of the business of the Company as a going concern, including purchase orders and Contracts related to customers, suppliers, sales representatives, distributors, marketing, manufacturing and testing.

         "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or executive order to close in the State of Georgia.

         "BUSINESS LICENSES" means all Licenses (including applications therefor), to the extent transferable, which are used or held for use by the Company primarily in, or are necessary for, the conduct of the business of the Company as a going concern.

         "C. FERGUSON" means Cynthia L. Ferguson, a resident of the State of Washington.

         "C. FERGUSON NON-COMPETITION AGREEMENT" has the meaning ascribed to it in Section 7.03(g).

         "CERCLA" has the meaning ascribed to it in Section 1.01(a), under "Environmental Law."

         "CERTIFICATES" has the meaning ascribed to it in Section 2.02.

         "CLAIM" has the meaning ascribed to it in Section 9.04(a).

         "CLOSING" has the meaning ascribed to it in Section 2.04.

         "CLOSING BALANCE SHEET" has the meaning ascribed to it in Section 2.03(b).

         "CLOSING DATE" has the meaning ascribed to it in Section 2.04.

         "COBRA" has the meaning ascribed to it in Section 3.16(j).

         "COMPANY" has the meaning ascribed to it in the Recitals.

         "COMPANY AUTHORIZATIONS" has the meaning ascribed to it in Section
3.12.

         "COMPANY INTELLECTUAL PROPERTY" means all the Intellectual Property that is used or useful in, or is necessary for, the conduct of the business of the Company as a going concern (including the Company's goodwill therein) as conducted within the twelve (12) month period prior to the date hereof.

         "COMPANY SHARES" has the meaning ascribed to it in Section 2.01.

         "COMPANY'S PLANS" has the meaning ascribed to it in Section 3.16(d).

         "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement dated October 22, 2004 between Purchaser and the Company.

         "CONTRACT" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or arrangement (whether written or oral) setting forth a legal obligation or right of a party thereto with respect to the subject matter thereof (including all amendments, supplements thereto, restatements thereof and consents, waivers and notices thereunder which affect the rights and/or obligations of any of the parties thereto).

         "CPA FIRM" has the meaning ascribed to it in Section 2.03(b).

         "CURRENT ASSETS" means the aggregate of the amounts with respect to the following line items as reflected in the Pre-Closing Balance Sheet or Closing Balance Sheet, as applicable: cash and cash equivalents; accounts receivable; accounts receivable-employee; notes receivable; investments; and inventory.

         "CURRENT LIABILITIES" means the aggregate of the amounts with respect to the following line items as reflected in the Pre-Closing Balance Sheet or Closing Balance Sheet, as applicable: accounts payable; deferred payment; accrued bonuses; accrued payroll; accrued payroll taxes and other accruals.

         "$"means United States dollars.

         "DISPUTE" has the meaning ascribed to it in Section 10.10.

         "EMPLOYEES" means all employees of the Company employed in connection with the business of the Company as of the date of this Agreement either directly by the Company or indirectly pursuant to the Employee Management Service Agreement between HC Oregon, Inc. and the Company dated as of September 1, 2001, and as amended on July 21, 2004.

         "ENCUMBRANCE" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance or restriction of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "ENVIRONMENTAL CLAIM" means any action, suit, complaint, notice of violation, demand, penalty, written or oral notice, request for information or other communication, claim, investigation, order or proceeding relating to: (i) the actual or alleged violation of any Environmental Law, including, without limitation, any alleged failure to possess or comply with any environmental approvals, permits, licenses, clearances and consents required under any Environmental Law; (ii) any treatment, storage, recycling, transportation, disposal, handling, placement, Release or threatened Release, or the presence of any Hazardous Material at any location, whether or not owned by the Person against whom such liability is alleged or asserted; or (iii) the actual or alleged exposure of any Person to any Hazardous Material.

         "ENVIRONMENTAL LAW" means any Law or rule of common law (including, without limitation, nuisance and trespass claims) of any Governmental Entity, relating to human health, safety, any Hazardous Material, natural resources or the environment (including, without limitation, ground, air, water or noise pollution or contamination, and underground or above-ground storage tanks), and shall include, without limitation, the Solid Waste Disposal Act, 42 U.S.C. ss. 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq., and their state equivalents or analogs, and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" has the meaning ascribed to it in Section 3.16(g).

         "ESCROW AGENT" has the meaning ascribed to it in Section 9.02.

         "ESCROW AGREEMENT" has the meaning ascribed to it in Section 2.04(c).

         "ESCROW AMOUNT" has the meaning ascribed to it in Section 2.04(c).

         "ESCROW FUND" has the meaning ascribed to it in Section 9.02.

         "ESCROW SHARES" has the meaning ascribed to it in Section 2.04(c).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder, as in effect from time to time.

         "EXPENSES" means, with respect to any party hereto, all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants) reasonably incurred by or on behalf of such party in connection with or related to the negotiation, authorization, preparation, execution and performance of its obligations pursuant to this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby, and all other matters and proceedings related to this Agreement, the Ancillary Agreements, the transactions contemplated hereby and thereby and the closing of such transactions.

         "FINAL CLOSING WORKING CAPITAL" has the meaning ascribed to it in
Section 2.03(b).

         "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately preceding comparable period.

         "GOVERNMENTAL ENTITY" means any United States federal, state or local and any foreign governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body.

         "GROSS SHARES" shall mean a number of shares of Purchaser Common Stock with a dollar value valued at the Purchaser Average Stock Price equal to Six Million Two Hundred Fifty Thousand Dollars ($6,250,000).

         "HAZARDOUS MATERIAL" means any material or substance, whether solid, liquid or gaseous: (i) which is listed, regulated or defined as a "hazardous substance," "hazardous waste," "hazardous material," "regulated substance," "toxic substance," "contaminant," "pollutant" or "solid waste," or otherwise classified or regulated as hazardous or toxic, in or pursuant to any Environmental Law, or for which a Person may be subject to liability under any Environmental Law; (ii) which is or contains asbestos, lead-based paint, radon, any polychlorinated biphenyl, polybrominated diphenyl ether, urea formaldehyde foam insulation, explosive or radioactive material, motor fuel, or petroleum (including, without limitation, petroleum products, by-products, constituents or other petroleum hydrocarbons), fungi, bacterial or viral matter which reproduces through the release of spores or the splitting of cells or other means, (including without limitation, mold, toxic or mycotoxin spores); or (iii) which causes a contamination or nuisance on, in, at, under, around or affecting any property or a hazard, or threat of the same, to public health, human health or the environment.

         "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, whether or not evidenced by notes, bonds, debentures or similar instruments, (ii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iii) under capital leases, and (iv) in the nature of guarantees of the obligations described in clauses (i) through (iii) above of any other Person.

         "INDEMNITEE" has the meaning ascribed to it in Section 9.04(a).

         "INDEMNITOR" has the meaning ascribed to it in Section 9.04(a).

         "INTANGIBLE PERSONAL PROPERTY" means all Intellectual Property of the Company, including the items listed in SECTION 3.13(G) OF THE SELLERS DISCLOSURE SCHEDULE and all Intellectual Property of the Company related to Product-Specific Machinery and Equipment.

         "INTELLECTUAL PROPERTY" means any or all of the following, and all rights in, to, under, arising out of, or associated with any or all of the following: (i) all United States, foreign and international patents and patent rights (including all patents, patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and invention disclosures); (ii) all trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights (including all goodwill, common law rights and governmental or other registrations or applications for registration pertaining thereto), designs, trade dress, brand names, business and product names, Internet domain names, logos and slogans;
(iii) all copyrightable works and copyright rights therein (including all common law rights and governmental or other registrations or applications for registration pertaining thereto, and renewal rights therefor); (iv) all SUI GENERIS database rights, ideas, inventions, (whether patentable or not), invention disclosures, improvements, technology, know-how, show-how, formulas, systems, processes, designs, methodologies, industrial models, works of authorship, technical drawings, statistical models, algorithms, modules, computer programs, technical documentation, business methods, work product, intellectual and industrial property licenses, proprietary information, and customer lists; (v) all mask works, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (viii) all shop rights and moral rights, (ix) all trade secrets, trade secret rights, and other proprietary rights in information, including contractual or other rights to confidential information of third parties or to have information treated as confidential by third parties; (x) all similar, corresponding or equivalent rights to, and to the benefits pertaining to, any of the foregoing, including (without limitation), the right to institute, prosecute, defend, and/or prosecute all suits and proceedings and retain all damage and other awards and to take all actions necessary or proper to collect, assert, or enforce any interest, claim, right, or title of any kind in and to any and all of the foregoing, the Inventions and Discoveries or the Assets and Properties; and (xi) all documentation related to any of the foregoing; provided, however, that the term "INTELLECTUAL PROPERTY" does not include any of the foregoing to the extent that the rights thereto are in the public domain and not subject to ownership or proprietary rights on the part of any party.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "INVENTORY" means all inventory of goods and supplies used or maintained in connection with the business of the Company, including medical supplies and office supplies, whether as finished product, raw material or work in progress, and whether held at, or in transit from or to, the locations at which the business of the Company is conducted.

         "INVESTMENT ASSETS" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company (other than trade receivables generated in the ordinary course of business of the Company).

         "IRS" means the United States Internal Revenue Service.

         "LAW" means any U.S. federal, state, or local, and any foreign, statute, law, ordinance, regulation, rule, code, order, judgment, decree, or other requirement or rule of law, as in effect from time to time, including the Foreign Corrupt Practices Act.

         "LEGAL EXPENSES" of Purchaser Indemnified Parties means any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such Purchaser Indemnified Parties and its counsel in investigating, preparing for, defending against, providing evidence, producing documents or responding to subpoenas in connection with, or taking other action with respect to any threatened or asserted claim or investigation of a third party or Governmental Entity, including expenses of investigation, court costs, and fees and expenses of attorneys, accountants and experts.

         "LIABILITY" and "LIABILITIES" means any Indebtedness, obligation or other liability of a Person (whether absolute, accrued, contingent, fixed or otherwise, matured or unmatured, determined or undetermined, or whether due or to become due).

         "LICENSE" means any license, permit, certificate of authority, authorization, approval, registration, franchise and similar consent granted or issued by any Governmental Entity.

         "LOSS" has the meaning ascribed to it in Section 9.03(a).

         "MATERIAL ADVERSE EFFECT" with respect to the specified Person means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with all other such changes, effects, events, occurrences, states of fact and developments, is, or would reasonably be expected to be, materially adverse to the business, assets, Liabilities, financial condition, operations, results of operations or prospects of the specified Person; PROVIDED, HOWEVER, that none of the following shall be deemed in itself to constitute a Material Adverse Effect: changes, effects, events, occurrences, states of facts or developments (A) occurring as a result of general economic or financial conditions that do not have a disproportionate and adverse impact on the business of the Company, or (B) which, in the case of the business of the Company, are not unique to the Company's business but also affect other Persons who participate or are engaged in the businesses comparable to the business of the Company, and, in the case of Purchaser, are not unique to Purchaser but also affect other Persons who participate or are engaged in the businesses conducted by Purchaser, to the extent, in each case, that such changes, events, occurrences, states of fact or developments do not have a disproportionate effect on the business of the Company (in the case of provisions relating to the business of the Company) or on Purchaser (in the case of provisions relating to Purchaser).

         "MEDICAL SUPPLY AND PRODUCT BUSINESS" means the business of manufacturing, sales and distribution of medical products and devices with human and veterinary applications.

         "NOTICE" has the meaning ascribed to it in Section 9.04(a).

         "NOTICE OF DISAGREEMENT" has the meaning ascribed to it in Section 2.03(b).

         "ORDER" means any writ, judgment, decree, notice, ruling, opinion, stipulation, determination, injunction or similar order or award of any arbitrator, mediator or Governmental Entity (in each such case whether preliminary or final).

         "P. FERGUSON" means Patrick J. Ferguson, a resident of the State of Washington.

         "P. FERGUSON EMPLOYMENT AGREEMENT" has the meaning ascribed to it in
Section 7.03(g).

         "P. FERGUSON NON-COMPETITION AGREEMENT" has the meaning ascribed to it in Section 7.03(g).

         "PAYMENT PROGRAMS" means any payment program, including without limitation Medicare, TRICARE, Medicaid, worker's compensation, Blue Cross/Blue Shield programs, managed care plans, health maintenance organizations, preferred provider organizations, health benefit plans, health insurance plans, employee benefit plans, government sponsored programs, alternative care plans, and other third party reimbursement and payment programs.

         "PERMITTED ENCUMBRANCE" means (i) any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, or (ii) any statutory Encumbrance arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due and payable and does not materially impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business of the Company.

         "PERSON" means an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or Governmental Entity.

         "PERSONAL PROPERTY LEASES" means (A) The leases or subleases of Tangible Personal Property described in SECTION 3.25(A) OF THE SELLERS DISCLOSURE SCHEDULE as to which the Company is the lessor or sublessor, and (B) the leases of Tangible Personal Property described in Section 3.25(a) of the Sellers Disclosure Schedule as to which the Company is the lessee or sublessee, together with any options to purchase the underlying property.

         "PRE-CLOSING BALANCE SHEET" means that certain Balance Sheet dated as of the Pre-Closing Balance Sheet Date set forth in SECTION 3.06 OF THE SELLERS DISCLOSURE SCHEDULE.

         "PRE-CLOSING BALANCE SHEET DATE" means December 31, 2004.

         "PRE-CLOSING WORKING CAPITAL" means the Working Capital derived from the Pre-Closing Balance Sheet.

         "PRICING PERIOD" means the twenty (20) trading days ending on two trading days immediately prior to (and not including) the execution date of this Agreement.

         "PRODUCT-SPECIFIC MACHINERY AND EQUIPMENT" has the meaning ascribed to it in the definition for "TANGIBLE PERSONAL PROPERTY".

         "PURCHASE PRICE" has the meaning ascribed to it in Section 2.03(a).

         "PURCHASER" means Theragenics Corporation, a Delaware corporation.

         "PURCHASER AVERAGE STOCK PRICE" means the arithmetic average of the closing price for a share of Purchaser Common Stock as quoted on the New York Stock Exchange for each trading day during the Pricing Period.

         "PURCHASER COMMON STOCK" means the common stock, par value $.01 per share, of Purchaser.

         "PURCHASER DISCLOSURE SCHEDULE" has the meaning ascribed to it in the introductory paragraph of ARTICLE IV.

         "PURCHASER INDEMNIFIED PARTIES" has the meaning ascribed to it in
Section 9.03(a).

         "PURCHASER SEC REPORTS" has the meaning ascribed to it in Section 4.05(a).

         "RATE" has the meaning ascribed to it in Section 9.03(a).

         "REAL ESTATE LEASE DOCUMENTS" has the meaning ascribed to it in Section 7.03(h).

         "REAL PROPERTY LEASES" means (A) The leases and subleases of real property with respect to the Company's facilities which are described in SECTION 3.25(A) OF THE SELLERS DISCLOSURE SCHEDULE as to which the Company is the lessor or sublessor, and (B) the leases and subleases of real property described in
SECTION 3.25(A) OF THE SELLERS DISCLOSURE SCHEDULE as to which the Company is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits and profits appurtenant to or related to such leases and subleases.

         "REGISTRABLE SECURITIES" have the meaning ascribed to them in Section 2.07.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning ascribed to it in
Section 2.07.

         "RELEASE" means any past or present release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, depositing, escaping, injecting, leaching, dispersing, seeping, migrating, filtering, dumping, disposing, injecting or other releasing into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, whether intentional or unintentional, including, without limitation, the movement of Hazardous Material through or into the air, soil, surface water, or groundwater.

         "REPRESENTATIVES" has the meaning ascribed to it in Section 5.03.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder, as in effect from time to time.

         "SELLERS" has the meaning ascribed to it in the introductory paragraph of this Agreement.

         "SELLERS CERTIFICATE OF SUBCHAPTER S ELECTION" has the meaning ascribed to it in Section 3.15(a).

         "SELLERS DISCLOSURE SCHEDULE" has the meaning ascribed to it in the introductory paragraph of ARTICLE III.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity, a majority of the stock or other equity interests or voting power of which is owned, directly or indirectly, by such Person (either alone or through or together with any other subsidiary of such Person).

         "SUPPLEMENT" has the meaning ascribed to it in Section 2.08.

         "TANGIBLE PERSONAL PROPERTY" means all furniture, fixtures, vehicles, machinery, equipment, tools (including machinery and equipment designed exclusively for products of the business of the Company) ("PRODUCT-SPECIFIC MACHINERY AND EQUIPMENT") computers (including computer hardware and software) and other tangible personal property and all replacement parts therefor which are used or held for use by the Company primarily in, or are necessary for, the conduct of the business of the Company as a going concern, and including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person and including Product-Specific Machinery and Equipment owned or leased by the Company and located at locations where products of the business of the Company are manufactured or tested.

         "TAX" means (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority, including, without limitation, taxes or other charges on or with respect to income, built-in gains, excessive net passive income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes, license, registration and documentation fees, and customs' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in clause (i) or clause (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

         "TAX RETURN" means any return, statement, report or form (including any estimated tax reports and returns, withholding tax reports and returns and information reports and returns) required to be filed with respect to any Tax.

         "TAXING AUTHORITY" means any Governmental Entity or taxing authority responsible for the assessment, collection or administration of any Tax.

         "TERMINATING PURCHASER BREACH" has the meaning ascribed to it in
Section 8.01(e).

         "TERMINATING SELLER BREACH" has the meaning ascribed to it in Section 8.01(d).

         "UNAUDITED FINANCIAL STATEMENTS" has the meaning ascribed to it in
Section 3.06.

         "W. BLACK EMPLOYMENT AGREEMENT" has the meaning ascribed to it in
Section 7.03(g).

         "WORKING CAPITAL" means the difference between (i) the Current Assets, and (ii) the Current Liabilities.

         (b) CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires: (i) words of any gender include each other gender and the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "HEREOF," "HEREIN," "HEREBY," "HERETO" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision; (iv) the terms "ARTICLE" or "SECTION" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement; (v) the words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "without limitation" except when preceded by a negative predicate; and (vi) when a reference is made in this Agreement to a Schedule or Exhibit, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "PARTY" or "PARTIES" (but not the term "THIRD PARTY") when used herein refer to Purchaser, on the one hand, and Sellers, on the other hand. When used herein, the phrase "TO THE KNOWLEDGE OF" any Person, "TO THE BEST KNOWLEDGE OF" any Person, "KNOWN TO" any Person or any similar phrase, means, in the case of Purchaser, the actual knowledge of Bruce Smith, James MacLennan and Tracy Caswell and, in the case of Sellers or the Company, the actual knowledge of P. Ferguson, C. Ferguson, Wayne Black and Mary Ann Greenawalt and, in each case, the knowledge that such Persons would have obtained of the matter represented after reasonable due and diligent inquiry of those employees and agents of such party whom such individuals reasonably believe would have actual knowledge of the matters represented. In this Agreement, any reference to a party conducting its business or other affairs or taking any action in the "ORDINARY COURSE OF BUSINESS" and "ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICE" refer to the business and practice of the specified business as heretofore conducted to the extent: (a) such action is consistent with such party's past practices and is taken in the ordinary course of such party's normal day-to-day operations; and
(b) such action is not required to be authorized by such party's shareholders or members, as applicable, such party's board of directors or managers, as applicable, or any committee thereof and does not require any other separate or special authorization of any nature from a third party.

                                   ARTICLE II

                      SALE AND TRANSFER OF SHARES; CLOSING

         Section 2.01 PURCHASE AND SALE OF COMPANY SHARES. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will purchase, acquire and accept from Sellers, and Sellers will sell, assign, convey and deliver to Purchaser, all of their right, title and interest in and to Two Thousand (2,000) shares of the stock of the Company, representing one hundred percent (100%) of the issued and outstanding common stock of the Company (the "COMPANY SHARES"), free and clear of any Encumbrances.

         Section 2.02 EXECUTED STOCK POWERS. At the Closing, Sellers shall deliver executed stock powers, in a form reasonably satisfactory to Purchaser, together with those original certificates that immediately prior to the Closing represented the Company Shares held by Sellers, or a duly executed affidavit of lost certificate and indemnity for any Certificate for Company Shares which has been lost, stolen, seized or destroyed (the "CERTIFICATES"), to Purchaser.

         Section 2.03 PURCHASE PRICE AND ADJUSTMENT OF PURCHASE PRICE.
                      -----------------------------------------------

         (a) PURCHASE PRICE. The aggregate purchase price for (i) the Company Shares and (ii) for the covenants of P. Ferguson and C. Ferguson not to compete contained EXHIBITS A-1 and A-2, respectively, is Twenty-Five Million Two Hundred Eighty Two Thousand Three Hundred Fifty Three Dollars ($25,282,353) (the "PURCHASE PRICE"), subject to adjustment as provided in Section 2.03(b) and payable in cash and shares of Purchaser Common Stock at the Closing in the manner provided in Section 2.04(c). The parties hereto acknowledge and agree that $24,082,353 shall be allocated to the purchase of Company Shares, $600,000 shall be allocable to the P. Ferguson Non-Competition Agreement and $600,000 shall be allocable to the C. Ferguson Non-Competition Agreement.

         (b) ADJUSTMENT OF PURCHASE PRICE.
             ----------------------------

                  (i) As soon as practicable (but in no event later than ninety
(90) days) after the Closing Date, Sellers shall deliver to Purchaser an unaudited balance sheet for the Company dated as of the Closing Date (the "CLOSING BALANCE SHEET") which shall include Working Capital for the Sellers as of the Closing Date. The Closing Balance Sheet shall be prepared in accordance with GAAP as in effect on the Closing Date. The Closing Balance Sheet shall become final and binding on Purchaser and Sellers unless either party gives written notice of disagreement (a "NOTICE OF DISAGREEMENT") within thirty (30) days following delivery by Sellers of the Closing Balance Sheet. Any such Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If Purchaser and Sellers are unable to resolve the disagreements with respect to the Closing Balance Sheet within thirty (30) days following the issuance of the Notice of Disagreement, they shall refer the remaining differences to a nationally recognized firm of independent public accountants (excluding any firm that presently provides, or has provided within the last three years, services to either party) as to which Purchaser and Sellers mutually agree (the "CPA FIRM"), which acting as experts and not as arbitrators, shall determine only with respect to the remaining differences so submitted, whether and to what extent, if any, the Working Capital as set forth in the Closing Balance Sheet requires adjustment. Purchaser and Sellers shall direct the CPA Firm to use its best efforts to render its determination within forty-five (45) days after the date the CPA Firm is selected. The CPA Firm's determination shall be conclusive and binding upon Purchaser and Sellers. The fees and disbursements of the CPA Firm shall be shared equally by Purchaser and Sellers. The Working Capital amount that becomes final and binding on Purchaser and Sellers under this Section 2.03(b) shall be referred to herein as the "FINAL CLOSING WORKING CAPITAL."

                  (ii) After the calculation of the Final Closing Working Capital, the Purchase Price shall be adjusted and payments shall be made as follows, not later than five (5) Business Days following the determination of the Final Closing Working Capital:

                           (A) if the Final Closing Working Capital is more than
$100,000 less than the Pre-Closing Working Capital, then the Escrow Agent shall return and deliver to Purchaser out of Sellers Escrow Shares that number of shares of Purchaser Common Stock with a dollar value (valued at the Purchaser Average Stock Price) equal to the amount of such difference.

                           (B) if the Final Closing Working Capital is more than
$100,000 greater than the Pre-Closing Working Capital, then Purchaser shall transfer to the Escrow Agent that number of shares of Purchaser Common Stock with a dollar value (valued at the Purchaser Average Stock Price) equal to the amount of such difference. Such additional shares of Purchaser Common Stock shall increase the Escrow Amount, shall be deemed to be a part of the Escrow Fund and shall be held in escrow pursuant to the terms of the Escrow Agreement.

                  (iii) Notwithstanding anything to the contrary in Section 2.03(b)(ii), no adjustments to the Purchase Price shall be made unless the difference between the Pre-Closing Working Capital and the Final Closing Working Capital exceeds One Hundred Thousand Dollars ($100,000). In the event the $100,000 threshold is exceeded, adjustments shall be made back to the first dollar of difference between the Pre-Closing Working Capital and Final Closing Working Capital.

                  (iv) Purchaser and Sellers acknowledge and agree that in addition to adjustments to the Purchase Price that may be made pursuant to
Section 2.03(b)(ii), the Purchase Price may be adjusted in accordance with
Section 6.05. Any adjustment to the Purchase Price made pursuant to Section 6.05 shall be paid in cash.

         Section 2.04 CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned in accordance with Section 8.01, the closing of the purchase and sale of the Company Shares shall take place effective as of midnight on May 6, 2005 or such other date as the parties hereto agree (the "CLOSING"), but only after the satisfaction or waiver of each of the conditions set forth in ARTICLE VII (the "CLOSING DATE"). The Closing shall take place at the Atlanta office of Powell Goldstein LLP, Fourteenth Floor, 1201 West Peachtree St, NW, Atlanta, Georgia 30309-3488. At the Closing:

         (a) Sellers shall deliver to Purchaser and Purchaser shall deliver to Sellers fully executed originals of the opinions, certificates, contracts, documents and instruments required by ARTICLE VII.

         (b) Sellers shall deliver to Purchaser the Certificates, duly endorsed (or accompanied by duly executed stock powers).

         (c) Purchaser shall deliver to each Seller his or her allocable share of (i) Nineteen Million Thirty-Two Thousand Three Hundred Fifty Three Dollars ($19,032,353) in cash, and (ii) certificates registered, as applicable, in the name of P. Ferguson or C. Ferguson representing a number of shares of Purchaser Common Stock equal to each Seller's allocable portion of the Gross Shares. Notwithstanding Section 2.04(c)(ii) above, with respect to the shares of Purchaser Common Stock allocable to P. Ferguson and C. Ferguson at Closing (the "ALLOCABLE STOCK"), such number of shares of Allocable Stock with a dollar value at the Purchaser Average Stock Price equal to Three Million Dollars ($3,000,000) (the "ESCROW SHARES") shall be registered in the name of P. Ferguson and C. Ferguson, and Purchaser shall deliver to the Escrow Agent a certificate in the name of P. Ferguson and C. Ferguson representing the Escrow Shares (the "ESCROW AMOUNT") pursuant to ARTICLE IX, to be held by the Escrow Agent in accordance with an escrow agreement to be entered into on the Closing Date by Purchaser, P. Ferguson and C.

Ferguson and the Escrow Agent in substantially the form of EXHIBIT B hereto (the "ESCROW AGREEMENT").

If, between the date of this Agreement and the Closing Date, the outstanding shares of Purchaser Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities or cash shall be declared thereon with a record date within such period, the number of shares of Purchaser Common Stock to be issued hereunder and the number of shares of Purchaser Common Stock to be placed into escrow shall be adjusted accordingly.

         Section 2.05 FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, the Company Shares, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and to assist Purchaser in exercising all rights with respect thereto.

         Section 2.06 EXEMPTION FROM REGISTRATION. The shares of Purchaser Common Stock to be issued in connection with the transactions contemplated by this Agreement will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other Laws or pursuant to an exemption therefrom. The certificates representing shares of Purchaser Common Stock shall be legended to the effect described above and shall include such additional legends as necessary to comply with applicable U.S. federal securities Laws, Blue Sky Laws and other applicable restrictions.

         Section 2.07 STOCK REGISTRATION RIGHTS.
                      -------------------------

         The Company shall on or before August 15, 2005, file with the SEC a Registration Statement on Form S-3 covering the resale of all of the shares of common stock of the Company issued to Selling Shareholders on the Closing Date (the "REGISTRABLE SECURITIES"). To evidence the Company's obligations under this
Section 2.07, the Company shall execute and deliver to Selling Shareholders a Registration Rights Agreement substantially in the form of EXHIBIT C hereto (the "REGISTRATION RIGHTS AGREEMENT").

         Section 2.08 SUPPLEMENT TO DISCLOSURE SCHEDULE. The parties acknowledge that this Agreement has been executed prior to (i) Sellers providing the final and complete schedules for Sections 3.24(a)(i) and (ii), 3.25 and 3.27 that include certain information that Sellers withheld pending execution of this Agreement, and (ii) Purchaser completing its due diligence of the Company with respect to such withheld information. Accordingly, Sellers shall, no later than at signing of this Agreement, deliver to Purchaser the aforementioned final and complete schedules containing all information required to be provided pursuant to ARTICLE III of this

Agreement with respect thereto (the "SUPPLEMENT"). Purchaser shall have ten (10) days to review and audit the Supplement. During this period of review and audit, Purchaser shall have the right to terminate this Agreement pursuant to Section 8.01, without further liability on the part of Purchaser, except as otherwise contemplated in Section 8.03. In the event Purchaser does not exercise this right of termination, the Supplement, combined with the Sellers Disclosure Schedule so delivered, together with any modifications and amendments to which the parties shall agree in writing, shall constitute the Sellers Disclosure Schedule for purposes of this Agreement.

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF EACH SELLER AND THE COMPANY

         As inducements to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Sellers, jointly and severally, and the Company represent and warrant to Purchaser that, subject to the exceptions specifically disclosed in writing in a schedule delivered to Purchaser prior to (or contemporaneously with) the signing of this Agreement (the "SELLERS DISCLOSURE SCHEDULE"), the statements set forth in this ARTICLE III are true and correct. The Sellers Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered sections and lettered subsections of this Agreement, and all exceptions shall reference a specific representation set forth in this ARTICLE III and shall apply only to such numbered section and lettered subsection unless expressly cross-referenced in another numbered section and lettered subsection.

         Section 3.01 ORGANIZATION, STANDING AND POWER.
                      --------------------------------

         (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation. The Company has the corporate power and authority to own, use, license, lease and operate its business and to carry on its business as it is now being conducted and as currently proposed to be conducted and is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing, leasing or operation of its business, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

         (b) The Company does not own any wholly or partially-owned
Subsidiaries.

         Section 3.02 AUTHORITY. Sellers and Company have the requisite capacity to enter into, execute and deliver this Agreement and the Ancillary Agreements to which each is a party, to consummate the transactions contemplated hereby and thereby, and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which Sellers, the Company or any of their Affiliates are each a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, limited liability company, shareholder and other action on the part of each Seller, the Company and, with respect to the Real Estate Lease Documents, the Ferguson Family Investments, LLC. This Agreement has been, and the Ancillary Agreements to which the Company or each Seller is a party will be, duly executed and delivered by such parties. This Agreement constitutes, and the Ancillary Agreements to which each Seller is a party, when executed and delivered as contemplated by this Agreement, will constitute, assuming due authorization, execution and delivery by each of the other parties hereto and thereto, legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

         Section 3.03 NO CONFLICTS. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements by each Seller to which it is a party do not, and the consummation by each Seller of the transactions contemplated hereby and thereby do not and will not:

         (a) conflict with, or result in any violation or breach of, or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, (i) any provision of the Certificate of Incorporation, bylaws or other charter or organizational documents of the Company, as presently in effect, or (ii) any of the Real Property Leases, Business Contracts, Personal Property Leases, or Business Licenses, or any other material mortgage, indenture, lease, Contract, or other instrument, permit, concession, franchise, or license applicable to the Company or any of the Assets and Properties applicable to it;

         (b) to the knowledge of the Company, conflict with or result in a violation or breach of, or default under, any Law or Order applicable to Sellers, the Company or any of the Assets and Properties of the Company;

         (c) except as listed in SECTION 3.27 OF THE SELLERS DISCLOSURE SCHEDULE
(i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require such Seller or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, or (vi) result in the loss of any material benefit under, any of the terms, conditions or provisions of any Business Contract, Business License, Real Property Lease or Personal Property Lease to which the Company is a party; or

         (d) result in the creation or imposition of (or the obligation to create or impose) any Encumbrance upon any of the Assets and Properties of the Company.

         Section 3.04 NO CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to each Seller, the Company or any of the Assets and Properties applicable to the Company in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) such consents, authorizations, filings, approvals and registrations which would not prevent or alter or delay any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities Laws; and (iii) as set forth on SECTION 3.04 OF THE SELLERS DISCLOSURE SCHEDULE, such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Food and Drug Administration, Drug Enforcement Administration, Medicare/Medicaid, CE Mark, ISO Certification, Patent and Trademark Office and Environmental Law authorities.

         Section 3.05 TITLE TO ASSETS AND PROPERTIES; ABSENCE OF ENCUMBRANCES.
                      -------------------------------------------------------

         (a) The Company has good and valid title to all of the Assets and Properties of the Company (excluding any assets that are subject to a lease) free and clear of any Encumbrances except for Permitted Encumbrances. The Assets and Properties of the Company are not subject to any preemptive right, right of first refusal or other right or restriction, are in good operating condition and repair, reasonable wear and tear excepted, are suitable and adequate for use in the ordinary course of business.

         (b) All of the Real Property Leases and Personal Property Leases are valid, binding and enforceable on the Company in accordance with their terms, and, to the knowledge of the Company, are enforceable against the other party or parties thereto in accordance with their terms. The Company is not in default under any such lease applicable to it and there has not occurred any event that, either alone or with the giving of notice or lapse of time or both, would constitute a default by the Company under such lease. To the knowledge of the Company, there is no current default by any other party to any such lease and no event has occurred that, either alone or with the giving of notice or lapse of time or both, would constitute a default by such party under any such lease.

         (c) The sale, transfer and assignment of the Assets and Properties of the Company as contemplated by this Agreement will give Purchaser possession of, and the right to use, all of the Assets and Properties used or useful in, or necessary for, the conduct of the business of the Company as presently conducted within the twelve (12) month period prior to the date hereof or as intended to be conducted by P. Ferguson. After the Closing Date, Purchaser will be entitled to the continued possession and use of the real property covered by the Real Property Leases and the Tangible Personal Property covered by the Personal Property Leases for the terms specified in such leases (except as otherwise superseded by the Real Estate Lease Documents) and for the purposes consistent with the past practices of the Company. Except for the Assets and Properties concurrently owned by the Company, there are no other Assets or Properties that are required by the Company or that will be required by Purchaser after the Closing in order to conduct the business of the Company consistent in all material respects with the manner in which the Company conducts its business on and as of the date of this Agreement.

         Section 3.06 FINANCIAL STATEMENTS AND SCHEDULES.
                      ----------------------------------

         As set forth in SECTION 3.06 OF THE SELLERS DISCLOSURE SCHEDULE, the Company has delivered to Purchaser its unaudited income statements for the twelve (12)-month period ended December 31, 2004, as well as an unaudited balance sheet dated as of December 31, 2004 (collectively, the "UNAUDITED FINANCIAL STATEMENTS"). The Unaudited Financial Statements delivered to Purchaser with respect to the Company are correct and complete in all material respects and were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other. The Unaudited Financial Statements present fairly and accurately the operating results of the Company for the periods, indicated therein, subject to normal year-end audit adjustments, as reflected in the correspondence between Lynn Rogers, Purchaser's Director of Treasury and Finance, and Bottaini, Gallucci & O'Hanlon, P.C. set forth on SCHEDULE 3.06 OF SELLERS DISCLOSURE SCHEDULE, which adjustments will not be material in amount. All Inventory has been valued on the Company's balance sheet and on the Company's records and books of account at the lower of cost (determined on a FIFO basis) or market value on a consistent basis, subject to appropriate reserves to reflect discontinued excess, obsolete, spoiled or damaged inventory at a net realizable market value. Each item of the Company's inventory reflected on its balance sheet is currently salable in the normal course of business at or above its net carrying value on its balance sheet at such time. The Company maintains and, through the Closing Date, will continue to maintain a system of internal accounting controls that is reasonably and in good faith believed by Sellers to be adequate for their intended purpose.

         Section 3.07 PRE-CLOSING BALANCE SHEET. Since the Pre-Closing Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has had, or would reasonably be expected to have, a Material Adverse Effect on the Company or its business. In addition, without limiting the generality of the foregoing, since the Pre-Closing Balance Sheet Date:

         (a) The Company has not entered into any strategic alliance, joint development or joint marketing Contract relating to or involving the business of the Company;

         (b) There has not been any amendment or other modification (or agreement to do so) or violation of the terms of, any of the Business Contracts, Business Licenses or Personal Property Leases;

         (c) The Company has not entered into any transaction with any shareholder, officer, director, partner, member or employee engaged in the conduct of the business of the Company;

         (d) The Company is not a party to any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any product of the business of the Company;

         (e) No Action or Proceeding has been commenced or, to the knowledge of the Company, threatened by or against the Company relating to the business of the Company or any of the Assets and Properties of the Company, and the Company has not received any request for indemnification with respect to any product of the Company or any Company Intellectual Property;

         (f) There has not been any transfer, waiver or release (by way of a License, assignment or otherwise) to or Encumbrance by any Person of rights to any Company Intellectual Property;

         (g) Neither the Company nor any Seller has made or agreed to make any waiver of rights to, or license, lease or other disposition of, any of the Assets and Properties of the Company (other than the sale and transfer of the Assets and Properties of the Company to Purchaser contemplated by this Agreement);

         (h) Neither the Company nor any Seller has made or agreed or determined to make any write-off, write-down or revaluation of any of the Assets and Properties of the Company or any change in any reserves or Liabilities associated therewith;

         (i) Neither the Company nor any Seller has granted any severance or termination pay, and has not paid or agreed or made any commitment to pay any discretionary or stay bonus, to any employee or independent contractor of or consultant to the Company;

         (j) Neither the Company nor any Seller has made, granted or approved any (A) grant of options, restricted stock or phantom stock or any change in the vesting schedule applicable thereto, or (B) increase in salary, rate of commissions, rate of consulting fees, rate or amount of distribution to equity holders or other compensation of any current employee, independent contractor or consultant engaged in the conduct of the business of the Company, and neither the Company nor any Seller has paid or approved the payment of any other consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former employee or independent contractor of or consultant to the business of the Company) to any current or former employee or independent contractor of or consultant to the business of the Company;

         (k) Neither the Company nor any Seller has made or changed any election in respect of any Tax, adopted or changed any accounting method in respect of any Tax, entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of any Tax, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Tax;

         (l) Neither the Company nor any Seller has made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of revenue and expense) used in connection with the business of the Company;

         (m) Each Seller and the Company has observed all Laws and Orders applicable to the business of the Company;

         (n) Each Seller and the Company has taken all action required to procure, maintain, renew, extend or enforce the Company Intellectual Property used or held for use in the business of the Company, including submission of required documents or fees during the prosecution of patent, trademark, copyright or other applications for the Company Intellectual Property rights;

         (o) There has been no physical damage, destruction or other loss (whether or not covered by insurance) affecting any Asset or Properties of the Company;

         (p) No default under or violation of any Contract of the Company has occurred, and to the knowledge of the Company, no event has occurred which, with notice or lapse of time or both, would constitute such a default or violation; and

         (q) Neither the Company nor any Seller is obligated to any Person to maintain, modify, improve or upgrade any of the Assets and Properties of the Company.

         Section 3.08 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Unaudited Financial Statements and current liabilities incurred in the ordinary course of business since the respective dates thereof.

         Section 3.09 LITIGATION; REGULATORY COMPLIANCE.
                      ---------------------------------

         (a) Except as described in SECTION 3.09(A) OF THE SELLERS DISCLOSURE SCHEDULE, there is no private or governmental Action or Proceeding pending, or, to the knowledge of the Company, threatened by or against the Company, in which the Company is named as a party or is otherwise directly involved, relating to the Assets and Properties of the Company or the operation of the business of the Company, and no judgment, decree or Order applicable to the Company or any of the Assets and Properties of the Company, that could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or the Ancillary Agreements or to have a Material Adverse Effect on the business of the Company.

         (b) The Company does not currently, nor has it ever in the past, participated in any Payment Programs.

         (c) To the knowledge of the Company, neither the Company, nor any director, officer, employee, or agent thereof, with respect to actions taken on behalf of the Company, (A) has been assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (B) has been excluded from participation in any federal health care program or state health care program (as such terms are defined by the Social Security Act), (C) has been convicted of any criminal offense relating to the delivery of any item or service under a federal health care program relating to the unlawful manufacture, distribution, dispensing or administration of medical supplies, products or devices, or (D) has been a party to or subject to any Action or Proceeding concerning any of the matters described above in clauses (A) through
(C).

         (d) The Company (A) is in compliance in all material respects with all Laws relating to the operation of a Medical Supply and Product Business, (B) is in compliance in all material respects with all Laws relating to the manufacturing, labeling, packaging, marketing, advertising, use/distribution, or sale of medical supplies, products and devices, and (C) is not subject to any sanction, Order or other adverse action by any Governmental Entity for the matters described above in clauses (A) and (B). The Company has responded to and implemented all corrective measures in connection with any investigations conducted by the Food and Drug Administration. The Company is not and has not been in violation of any outstanding Order. Except in the ordinary course of business, the Company is not required to make, and has no reasonable expectation that Purchaser will be required to make, any expenditures to achieve or maintain compliance with any Law.

         (e) Except as described in SECTION 3.09(E) OF THE SELLERS DISCLOSURE SCHEDULE, there is no third-party litigation where either Seller or an employee of the Company has been served a subpoena to testify.

         Section 3.10 PRODUCT LIABILITY CLAIMS. Except as described in SECTION
3.10 OF THE SELLERS DISCLOSURE SCHEDULE, there: (a) have been no product or service warranty claims made by customers of the Company which were not reimbursed or assumed by the Company's suppliers; (b) have been no product recalls by the Company; and (c) are no product and/or service warranties outstanding or currently being offered by the Company to its customers (other than those of third parties for which the Company has no obligation or responsibility and Company's standard quality guarantee to replace any defective product). Furthermore, the Company and any of its predecessors in interest has not been subject to any product liability claim relating to any of the products of the Company or operation of the business of the Company and, to the knowledge of the Company, no such claim is threatened and no circumstance or condition exists that would reasonably be expected to give rise to such a claim.

         Section 3.11 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, Order or decree binding upon the Company or any Seller which would reasonably be expected to apply to Purchaser after the Closing and which has, or would reasonably be expected to have, the effect of prohibiting or impairing any current business practice of the Company or the conduct of the business of the Company as currently conducted by the Company.

         Section 3.12 GOVERNMENTAL AUTHORIZATION. The Company has obtained each Governmental Entity consent, license, permit, grant, and other authorization (i) pursuant to which the Company currently operates, manufacturers, markets, advertises, or distributes medical supplies and products or holds any interest in any of the Assets and Properties of the Company or (ii) that is required for the operation of the business of the Company or the holding of any such interest ((i) and (ii) herein collectively called the "COMPANY AUTHORIZATIONS"), and all of the Company Authorizations are in full force and effect, except where the failure to obtain or have any of the Company Authorizations would not reasonably be expected to have a Material Adverse Effect on the business of the Company.
SECTION 3.12 OF THE SELLERS DISCLOSURE SCHEDULE sets forth all Company Authorizations currently in force and except as set forth in SECTION 3.12 OF THE SELLERS DISCLOSURE SCHEDULE, each of the Company Authorizations are assignable or otherwise transferable to Purchaser in connection with the transactions contemplated hereby, without the consent or approval of any Governmental Entity or other third party.

         Section 3.13 INTELLECTUAL PROPERTY.
                      ---------------------

         (a) To the knowledge of the Company, the Company owns all rights, title and interest in and to, or is licensed or otherwise possesses a valid and enforceable right to use, all the Company Intellectual Property. No Action or Proceeding or claim to the contrary or any challenge by any other Person to the rights, title or interests of the Company with respect to the foregoing is pending or, to the knowledge of the Company, threatened. The Company has not entered into any exclusive agreements related to the Company Intellectual Property.

         (b) The Company owns all rights, title and interest in and to all of the Company's Intellectual Property, free and clear of any Encumbrances.

         (c) The Company Intellectual Property constitutes all the Intellectual Property used or useful in, or necessary for, the conduct of the business of the Company as it was conducted in the twelve (12) months preceding the date hereof, as a going concern, as it currently is conducted, including the design, development, distribution, marketing, manufacture, use, import, license, obtaining regulatory approval for, and sale of the products, technology and services of the Company (including products, technology, methods or services of the Company currently under development).

         (d) Except as listed in SECTION 3.13(D) OF THE SELLERS DISCLOSURE SCHEDULE, no Action or Proceeding or claim relating to the Company Intellectual Property, including (without limitation) any interference, reissue, reexamination, protest, or opposition proceeding before an administrative agency or office, is pending or, to the knowledge of the Company, threatened against the Company or any of its officers, directors, customers, licensees, licensors or Affiliates.

         (e) To the knowledge of the Company, none of the Company's Intellectual Property infringes or has been alleged to infringe any Intellectual Property, proprietary or contractual right of any other Person or has been challenged or threatened in any way.

         (f) Each material license agreement relating to the business of the Company is in effect, and the Company has not taken or failed to take any action and, to the knowledge of the Company, no other event has occurred that could subject any such license agreement to termination or otherwise cause any such license agreement not to be in effect in the foreseeable future. The Company has the right to use the Intellectual Property not owned by it without payment or obligation to a third party, in perpetuity, and, in those instances where a payment is required, the Company has paid all royalties due and performed all obligations under all such license agreements. The Company is not presently in default and has received no notice of default under any such license agreement.

         (g) Except as described in SECTION 3.13(G) OF THE SELLERS DISCLOSURE SCHEDULE, the Company has received no written request for indemnification or contribution, or to defend or hold harmless, from any third party in respect of any claim that relates to the business of the Company.

         (h) SECTION 3.13(H) OF THE SELLERS DISCLOSURE SCHEDULE lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered copyrights, registered domain names, and registered maskworks, contained in the Company Intellectual Property, the jurisdictions in which each such Company Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, and the nature and extent of the ownership interest or other right held in each such Company Intellectual Property right; (ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any Person is authorized to use any Company Intellectual Property; (iii) all licenses, sublicenses and other agreements with respect to Intellectual Property of a third party which are incorporated in, are, or form a part of any product of the business of the Company; (iv) a description of all Assets and Properties that each Seller or the Company considers trade secrets; (v) Intellectual Property not covered by any of the foregoing; and (vi) the unpatented ideas, improvements and trade secrets of the Company. Each such item of Company Intellectual Property listed (or required to be listed) in SECTION 3.13(H) OF THE SELLERS DISCLOSURE SCHEDULE is owned exclusively by the Company (excluding Intellectual Property licensed to the Company under any License) and is free and clear of any Encumbrances. The Company (i) owns exclusively all trademarks, service marks, trade dress and trade names constituting Company Intellectual Property, and (ii) owns exclusively, and has good title to, each copyrightable work that is a product of the Company and each other work of authorship related to the business of the Company.

         (i) To the knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property, or any third-party Intellectual Property, by the Company or any third party, including (without limitation) any employee or former employee, consultant, or contractor of the Company. The Company has not entered into any agreement to defend, indemnify or hold harmless any other Person against any charge or claim of infringement or misappropriation of any Company Intellectual Property or third party Intellectual Property.

         (j) All necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with all patents, registered trademarks, service marks, copyrights, URLS and domain names owned by the Company and have been paid, and to the Company's knowledge, are valid and subsisting. All necessary documents, affidavits and certificates in connection with such Company Intellectual Property have been filed with all relevant patent, copyright, trademark or other authorities in all applicable jurisdictions, for the purposes of maintaining such Company Intellectual Property. The Company (i) has not received notice that the Company has been named as a party in any opposition or interferes or in any Action or Proceeding which involves a claim of infringement of any Company Intellectual Property, or violation of any trade secret or other proprietary right, of any third party; (ii) has no knowledge that the manufacturing, marketing, licensing, sale or offer of licensing or sale of products of the Company infringes or misappropriates any patent, trademark, service mark, copyright, trade secret, mask work or other proprietary right of any third party; and (iii) has not brought any Action or Proceeding for infringement of any of the Company Intellectual Property or breach of any license or agreement involving any of the Company Intellectual Property against any third party.

         (k) To the knowledge of the Company, the Company has not and does not, in connection with the operation of the business of the Company, (i) own any product, technology, service or publication, (ii) publish or distribute any material or (iii) engage in any conduct or speech (oral or written) that would constitute a defamatory or libelous statement or material or false advertising or otherwise violate in any material respect any Law.

         (l) To the knowledge of the Company, the Company has secured valid and enforceable written agreements with all consultants, independent contractors, employees, joint inventors, joint authors and other Persons who developed, created, or contributed to the development or creation of Company Intellectual Property and has either (i) obtained ownership of, and is the exclusive owner of, all such Company Intellectual Property by operation of Law or by valid assignment or (ii) has obtained a valid and enforceable license under or to such Company Intellectual Property that the Company does not already own by operation of Law.

         (m) The Company has taken all commercially reasonable steps to protect and preserve the confidentiality and trade secret status of all information used in the Company's business which derives any value from being not generally known or readily ascertainable by others through legitimate means and is not otherwise protected by issued patents, trademarks or copyrights of the Company ("CONFIDENTIAL INFORMATION"), and has not permitted the Company's rights in such Confidential Information to lapse or enter the public domain. As of the Closing Date, to the knowledge of the Company, the Company will have secured valid and enforceable written assignments from all consultants, employees and other contributors who contributed to the creation or development of Confidential Information.

         (n) Except as listed in SECTION 3.13(H) OF THE SELLERS DISCLOSURE SCHEDULE, there are no actions that must be taken by the Company within one hundred and eighty (180) days following the date of this Agreement that, if not taken, could result in the loss of any Company Intellectual Property, including the payment of any registration, maintenance or renewal fees, annuity fees and Taxes or the filing of any responses, documents, applications, affidavits or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any such Company Intellectual Property. In each case in which the Company has acquired from any Person ownership of any Company Intellectual Property, the Company has obtained a valid and enforceable assignment sufficient to transfer all right, title and interest in, to and under such Company Intellectual Property (including the right to seek past and future damages with respect to such Company Intellectual Property) to the Company and, to the extent provided for by and reasonably required to protect the Company's ownership rights in and to such Company Intellectual Property in accordance with applicable Laws, the Company has recorded each such assignment of Company Intellectual Property with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or comparable authorities in any relevant foreign jurisdiction, as the case may be.

         (o) Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby and thereby will result in the Company granting any rights or licenses with respect to the Company Intellectual Property to any Person other than Purchaser.

         (p) To the knowledge of the Company, all of the rights and interests possessed by the Company in the Company Intellectual Property are fully and completely transferable to Purchaser in connection with the transactions contemplated hereby, without the consent or approval of any Governmental Entity, license, or other third party.

         (q) Except as listed in SECTION 3.13(H) OF THE SELLERS DISCLOSURE SCHEDULE and as disclosed in SECTION 3.13(Q) OF THE SELLERS DISCLOSURE SCHEDULE, the Company has not waived or released any rights, either actively or otherwise, relating to the Company Intellectual Property.

         (r) The Company has sent no notices to third parties of potential infringement of the Company Intellectual Property.

         (s) To the knowledge of the Company, all patents and patent applications relating to products of the Company have properly identified all inventors, inventorship being determined according to conventional law regarding inventorship qualifications.

         Section 3.14 ENVIRONMENTAL MATTERS. Except as disclosed in SECTION 3.14 OF THE SELLERS DISCLOSURE SCHEDULE:

         (a) No Seller or the Company nor, to the knowledge of the foregoing, any Person: (i) has used, generated, stored, treated, disposed, handled or placed any Hazardous Material on, in, at, under, around or affecting any property currently or formerly , operated, occupied or leased by the Company;
(ii) has transported or arranged for the transportation of any Hazardous Material currently or formerly on, in, at, under, around or affecting any property currently or formerly operated occupied, or leased by the Company to any location which is or may become the subject of any action, suit or proceeding relating to Hazardous Material or any Environmental Law; or (iii) has disposed of, transported, sold, or manufactured any product of the Company containing a Hazardous Material in violation of any Environmental Law;

         (b) There has been no Release or threatened Release of Hazardous Material on, in, at, under, around or affecting any property currently or formerly operated, occupied or leased by the Company or, to the knowledge of the Sellers, on adjacent parcels of real estate;

         (c) There are no actual, or to the knowledge of each Seller, potential conditions or circumstances, including, without limitation, actual or potential conditions or circumstances relating to Hazardous Material or Environmental Laws, on, in, at, under, around or affecting any property currently or formerly operated, occupied or leased by the Company, which pose an unreasonable risk or threat to the environment, the health or safety of persons, or the market value of such properties;

         (d) There are: no Hazardous Materials which are present on, in, at, under, around or affecting any property currently or formerly operated, occupied or leased by the Company, except those Hazardous Materials held in compliance with all applicable Environmental Laws and the presence of which would not trigger any reporting, clean-up or remedial obligation pursuant to any Environmental Laws;

         (e) The Company and all properties currently or formerly operated, occupied or leased by the Company are and have been in compliance with all Environmental Laws;

         (f) The Company, and to the extent necessary, the Ferguson Family Investments, LLC, currently holds any and all environmental approvals, permits, licenses, clearances and consents necessary for the conduct of the business of the Company as such activities and business are currently being conducted and as currently contemplated to be conducted;

         (g) There are no Environmental Claims pending or, to the knowledge of each Seller, threatened or potentially threatened against the Company, by any Person (including, without limitation, any Governmental Entity), relating to:
(i) any of the Assets and Properties of the Company, (ii) any property currently or formerly operated, occupied or leased by the Company; or (iii) any current or former product of the Company that has been manufactured, sold, transported or disposed of. Each Seller has no knowledge of any fact or circumstance which is reasonably likely to involve the Company in any environmental litigation or to impose upon the Company any environmental Liability;

         (h) There are no Encumbrances threatened or attached to any real estate property constituting Assets and Properties of the Company, which arise under or pursuant to any applicable Environmental Law, and no action of any Governmental Entity has been taken or, to the knowledge of each Seller, is threatened, which could subject any such real estate property to such Encumbrances;

         (i) The Company has not entered into any agreement to provide indemnification to any Person in a manner relating to Hazardous Material or any Environmental Laws, except for indemnity agreements in favor of lenders or ground lessors entered into in connection with any loan or credit agreements or ground leases, for property currently or formerly operated, occupied or leased by the Company;

         (j) Each Seller has provided to Purchaser prior to the execution of this Agreement, true and complete copies and results of any reports, studies, analyses, tests, investigation, monitoring or similar documentation within the knowledge, possession or control of each Seller, which pertain to the presence or potential presence of Hazardous Materials on, in, at, under, around or affecting any property currently or formerly operated, occupied or leased by the Company; and

         (k) The Company is not subject to any material capital expenditures or material obligations (contractual or otherwise) arising under or relating to Environmental Laws.

         Section 3.15 TAXES.
                      -----

         (a) The Company has made an election to be taxed for federal income tax purposes in accordance with the provisions of Subchapter S of the Internal Revenue Code, which election has been in effect for all taxable years of its existence and which remains in effect as of the date hereof. Attached as EXHIBIT D is Sellers Certificate (the "SELLERS CERTIFICATE OF SUBCHAPTER S ELECTION") of the election to be taxed in accordance with the provisions of Subchapter S of the Internal Revenue Code.

         (b) The Company has properly completed and timely filed all Tax Returns required to be filed by it and has paid all Taxes with respect to the Assets and Properties and the business of the Company through the date of this Agreement and will properly complete and timely file all Tax Returns and pay all Taxes with respect to the Assets and Properties and the business of the Company for periods through the Closing Date. There is and at Closing there will be (i) no claim for any Tax that is an Encumbrance against any of the Assets and Properties of the Company or that is being asserted against the Company with respect to any of the Assets and Properties or the business of the Company, (ii) no audit of any Tax Return relating to the Company or any of the Assets and Properties or the business of the Company being conducted by any Taxing Authority, and (iii) no extension of any statute of limitations on the assessment of any Tax with respect to the Company or any of the Assets and Properties or the business of the Company. Solely for purposes of this Section 3.15, the term "TAXES" shall be limited to Taxes for which Purchaser could be held liable by any Taxing Authority as a transferee of or successor to the Company or which could constitute an Encumbrance against the Company or any of the Assets and Properties of the Company.

         (c) Except as disclosed in SECTION 3.15(C) OF THE SELLERS DISCLOSURE SCHEDULE, the Company has withheld all amounts required to be withheld by Law from payment made to any Person, whether that Person is regarded as an employee, independent contractor, or otherwise, in the conduct of the business of the Company. The Company has timely paid to the appropriate Taxing Authority all amounts so withheld or otherwise due in connection with all such payments, and has timely filed all requisite returns with the Taxing Authorities with respect to such Taxes. The Company is not a party to any Tax proceeding with respect to the withholding of Taxes from any payments made in the conduct of the business of the Company. To the knowledge of the Company, no investigation is being conducted against the Company by any Taxing Authority with respect to any of the above withholding, payment, filing or any other obligations in connection with the above.

         Section 3.16 EMPLOYEE BENEFIT PLANS.
                      ----------------------

         (a) SECTION 3.19(D) OF THE SELLERS DISCLOSURE SCHEDULE lists all Employees and, with respect to each such listed employee, his/her position, salary, incentive compensation, accrued vacation and all major employment benefits for the 2004 calendar year and estimated to be paid for the 2005 calendar year. No salary, incentive compensation, pension or other major employment benefits have been granted to any such Persons on terms and conditions which are more favorable than those indicated in SECTION 3.19(D) OF THE SELLERS DISCLOSURE SCHEDULE.

         (b) Each payment made or authorized by the Company to its Employees, consultants or independent contractors who are engaged in the conduct of the business of the Company was made in an arm's length transaction. The Company has not entered into any Contract, undertaking or commitment with any such employee, consultant or independent contractor which was not made in the ordinary course of business.

         (c) There are no outstanding, pending or, to the knowledge of the Company, threatened: (i) claims, disputes or other controversies between the Company and any of its respective Employees; (ii) unfair labor practice charges or other complaints or grievances against the Company in connection with its operation of the business of the Company; (iii) labor strike, slowdown, picketing, work stoppage or other labor dispute against the Company affecting the operation of the business of the Company; or (iv) inspection or prosecution orders against the business of the Company under any labor employment or occupational health and safety legislation and there is no basis for any such action.

         (d) SECTION 3.16(D) OF THE SELLERS DISCLOSURE SCHEDULE contains a true and complete list of each (i) Benefit Plan, and (ii) any employment, indemnification, consulting or severance agreement, under which any Employee or former Employee has any present or future right to benefits or under which the Company has any present or future liability with respect to Employees or former Employees (collectively, the "COMPANY'S PLANS").

         (e) The Company has made available to Purchaser a complete and current copy of the Company's Plan document or a written description of any unwritten plan; any trust agreement or insurance contract related to a plan; the most recent employee handbooks, policies and statements of practices and, for each plan subject to ERISA, the most recent summary plan description, the most recent IRS determination letter for each plan intended to be tax-qualified;

and the three (3) most recent (i) Forms 5500 and attached schedules, and (ii) audited financial statements.

         (f) The Company has no liability with respect to Company's Plans for which Purchaser could be liable and no Encumbrance has arisen under ERISA or the Internal Revenue Code on the Assets and Properties of the Company, and no condition or event has occurred or exists with respect to any Company Plan which could result in liability to Purchaser or an Encumbrance on the Assets and Properties of the Company.

         (g) Neither the Company nor any entity that is a member of a controlled group with, under common control with, or otherwise required to be aggregated with, the Company pursuant to Sections 414(b), (c), (m) or (o) of the Code (an "ERISA AFFILIATE") has communicated to present or former Employees of the Company, or formally adopted or authorized for present or former Employees of the Company, any plan not disclosed in Section 3.16(a) or any change in any existing plan.

         (h) No Company Plan is subject to Section 412 of the Code or Title IV of ERISA, and neither the Company nor any ERISA Affiliate has any outstanding liability with respect to any such plan (contingent or otherwise).

         (i) Except as set forth on SECTION 3.16(I) OF THE SELLERS DISCLOSURE SCHEDULE, no Company Plan is a "multi-employer plan" within the meaning of
Section 3(37)(A) of ERISA, and the Company does not have any outstanding liability with respect to any such plan (contingent or otherwise).

         (j) The Company is in material compliance with Sections 601 through 608 of ERISA ("COBRA").

         (k) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either by themselves or in conjunction with any other event): (i) entitle any Employee or other service provider of the Company currently or formerly engaged in the conduct of the business of the Company to severance benefits or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due any such Employee or service provider.

         Section 3.17 CAPITALIZATION AND EQUITY OWNERSHIP. The authorized equity securities of the Company consist of 1,000,000 shares of Common Stock, par value $0.10 per share, of which 2,000 shares of Common Stock are issued and outstanding and constitute the Company Shares of the Company and are held as follows: P. Ferguson (1,000 shares); C. Ferguson (1,000 Shares). Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Company Shares, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities of the Company were issued in violation of the Securities Act or any other Law. The Company does not own or have a Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. True and complete copies of all agreements relating to the ownership interest of the Sellers have been provided to Purchaser, and such agreements have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements in any case from the form provided to Purchaser.

         Section 3.18 CERTAIN AGREEMENTS AFFECTED BY THE ACQUISITION. Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Employee, consultant or independent contractor of the Company engaged in the conduct of the business of the Company, (ii) increase any benefits otherwise payable by the Company to any Employee, consultant or independent contractor engaged in the conduct of the business of the Company, or (iii) result in the acceleration of the time of payment or vesting of any such benefits of any Employee, consultant or independent contractor engaged in the business of the Company.

         Section 3.19 EMPLOYEE MATTERS.
                      ----------------

         (a) Since January 1, 2004, (i) there has been no federal or state claim, including court claims, complaints or charges before a federal or state administration agency, based on sex, sexual or other harassment, age, disability, race, national origin, religion or other discrimination, other statutory claim, complaint or charge relating to employment, whether under federal, state or local law ordinance, or any common law claim, including claims of wrongful termination, and/or tort claims involving employees, by any Employee and there is no fact or circumstance known to the Company that could reasonably be expected to give rise to such a complaint, claim or charge or to result in any Action or Proceeding; and (ii) the Company has not received any notice of any claim that it has not complied in any respect with any Law relating to the employment of any of the Employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, reasonable accommodations, family or medical leave, immigration including IRCA, the WARN Act, employee safety, or that it is liable for any arrearage of wages or any Tax or penalty for failure to comply with any of the foregoing.

         (b) The Company has paid all amounts due to be paid to each Employee other than with respect to any equity interest in the Company.

         (c) There is no pending claim against the Company by any Employee under any workers compensation plan or policy or for long term disability under any long-term disability plan. There is no controversy pending or threatened between the Company and any Employee which has or could reasonably be expected to result in an Action or Proceeding. The Company is not a party to any collective bargaining agreement or other labor union contract nor does the Company know of any activities or proceedings of any labor union or any other Person(s) to organize any Employees. There has been no work stoppage, strike or other concerted action by any Employees.

         (d) Each Employee engaged in the conduct of the business of the Company is employed at will. To the knowledge of the Company, no Employee is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such Employee to be employed by the Company, as the case may be, because of the nature of the business of the Company conducted by the Company or to the use of trade secrets or proprietary information of others. No Employee has given notice to the Company, and to the Company's knowledge, no Employee intends to terminate his or her employment with the Company. SECTION 3.19(D) OF THE SELLERS DISCLOSURE SCHEDULE lists each Employee under the heading "Employees," and each consultant and independent contractor to the Company engaged in the conduct of the business of the Company under the heading "Consultants and Independent Contractors," and each such Person's applicable position, and annual compensation as of the date hereof and the Closing Date. The Sellers of the Company will provide Purchaser with a sufficient number of appropriately trained employees of the Company to continue to conduct the business of the Company as presently conducted.

         (e) To the Company's knowledge, no Employee and no consultant or independent contractor of the Company who is engaged in the conduct of the business of the Company is obligated under any Contract or subject to any Order or Law that would interfere with the conduct of the business of the Company as currently conducted or as currently proposed by the Company to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the business of the Company as presently conducted nor any activity of such employees or consultants in connection with the carrying on of the business of the Company as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract under which any of such Employees, consultants or independent contractors are now bound.

         (f) The Company has completed I-9 forms for all Employees pursuant to the Immigration Reform and Control Act thereby confirming the work eligibility and identity of each Employee. All filings and documents required under the immigration laws with regard to any Employees have been filed, maintained and retained. To the knowledge of the Company, neither the Seller nor the Company, nor any Person has misrepresented a material fact to gain an immigration benefit by, for or on behalf of an Employee.

         Section 3.20 INTERESTED PARTY TRANSACTIONS.
                      -----------------------------

         (a) There are no Contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business consistent with past practice, to or by which both the Company and any Affiliate of the Company are parties and that are currently pending or in effect and relate to or affect the business of the Company or any of the Assets and Properties of the Company or affect any Liabilities of the Company.

         (b) Except as set forth in SECTION 3.20(B) OF THE SELLERS DISCLOSURE SCHEDULE, each Contract, arrangement understanding, transfer of assets or liabilities or other commitments or transactions set forth or required to be set forth in SECTION 3.20(B) OF THE SELLERS DISCLOSURE SCHEDULE was entered into, or incurred, as the case may be, on terms and conditions as favorable to the Company as would have been obtainable by the Company in a comparable arm's-length transaction with a Person other than an Affiliate of the Company.

         (c) No shareholder, officer, director, partner, member or employee of the Company (i) owns, directly or indirectly, on an individual or joint basis, any interest in (A) any Assets and Properties of the Company or (B) to the Company's knowledge, any Person that is a supplier, customer or competitor of the Company in connection with the business of the Company (other than through the ownership of one percent (1%) or less of any class of securities registered under the Exchange Act); (ii) to the Company's knowledge, serves as an officer, director or employee of any Person that is a supplier, customer or competitor of the business of the Company; or (iii) has received any loan from or is otherwise a debtor of or, or made any loan to or is otherwise a creditor of, the Company.

         Section 3.21 INSURANCE. SECTION 3.21 OF THE SELLERS DISCLOSURE SCHEDULE contains a complete and correct list of all insurance policies and bonds maintained by the Company related to any of the Assets and Properties of the Company, the Liabilities of the Company or the business of the Company. There is no claim pending under any such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds other than customary reservation of rights provisions. Each policy listed in
SECTION 3.21 OF THE SELLERS DISCLOSURE SCHEDULE is valid and binding and in full force and effect, all premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds. Neither the Company nor the Person to whom such policy has been issued has received any written notice of cancellation or termination of, or premium increase with respect to, any such policies.

         Section 3.22 BOOKS AND RECORDS. The Books and Records of the Company have been made available to Purchaser or its counsel, and such books and records are complete and correct in all material respects and have been maintained in accordance with sound business practices. Prior to the execution of this Agreement, the Company has delivered to Purchaser true copies of its charter and bylaws, both as amended through the date of this Agreement and true copies of all actions by written consent that relate to the business of the Company or the Assets and Properties of the Company through the date of this Agreement.

         Section 3.23 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Neither the Company nor each Seller has incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders', or financial advisor's fees or agents' commissions or investment bankers' fees or any similar charges, fees or commissions in connection with this Agreement or any transaction contemplated hereby.

         Section 3.24 CUSTOMERS, SUPPLIERS AND SALES REPRESENTATIVES.
                      ----------------------------------------------

         (a) SECTION 3.24(A)(I) OF THE SELLERS DISCLOSURE SCHEDULE lists each customer of the business of the Company that individually accounts for more than One Hundred Thousand Dollars ($100,000) of the consolidated gross revenues of the business of the Company during the twelve (12) month period ending on December 31, 2004, on the basis of revenues collected. SECTION 3.24(A)(II) OF THE SELLERS DISCLOSURE SCHEDULE lists the ten (10) largest suppliers of the business of the Company on the basis of cost of goods or services purchased during the twelve (12)-month period ending on December 31, 2004. SECTION 3.24(A)(III) OF THE SELLERS DISCLOSURE SCHEDULE lists all sales representatives of the Company. To the Company's knowledge, no such customer, supplier or sales representative is threatened with bankruptcy or insolvency.

         (b) No customer required to be disclosed in SECTION 3.24(A)(I) OF THE SELLERS DISCLOSURE SCHEDULE or supplier required to be disclosed in SECTION 3.24(A)(II) OF THE SELLERS DISCLOSURE SCHEDULE or sales representative required to be disclosed in SECTION 3.24(A)(III) OF THE SELLERS DISCLOSURE SCHEDULE has ceased or reduced, has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate its relationship with the Company relating to the business of the Company, or has decreased its services or supplies to the Company, in the case of any such supplier or sales representative, or its usage of any service or purchase of any product of the business of the Company, in the case of such customer or sales representative (as applicable), and, to the Company's knowledge, no supplier, sales representative, or customer intends to cancel or otherwise terminate its relationship with the Company or to decrease its services or supplies to the Company or its usage of the services or products of the Company or to seek a reduction in the price (or a modification of any other material term) on which it purchases services or products of the business of the Company or, in the case of sales representatives, sells products of the Company, that will have a Material Adverse Effect on the Company. Furthermore, no other contracts, agreements, or letters of understanding detailing a relationship or an arrangement exist between the Company and any customer, supplier or sales representative other than as disclosed in SECTION 3.24(A) OF THE SELLERS DISCLOSURE AGREEMENT.

         Section 3.25 CONTRACTS AND LICENSES.
                      ----------------------

         (a) SECTION 3.25(A) OF THE SELLERS DISCLOSURE SCHEDULE contains a true and complete list of each of the Business Contracts, Business Licenses, Real Property Leases and Personal Property Leases (true and complete copies or, if none, reasonably complete and accurate written descriptions) of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement (other than employee offer letters).

         (b) Except for the Contracts and Licenses described in SECTION 3.25(A) OF THE SELLERS DISCLOSURE SCHEDULE, the Company is not a party to or bound by any material Contract or License, including:

                  (i) any distributor, agency, advertising agency, marketing, manufacturer's or representative sales Contract related to the business of the Company;

                  (ii) any continuing Contract for the purchase of materials, supplies, equipment or services for use in connection with the business of the Company which is not subject to cancellation by the Company, or which is subject to cancellation by the other party thereto on sixty (60) or fewer days' notice;

                  (iii) any Business Contract or any Contract otherwise binding upon any of the Assets and Properties of the Company or relating to any of the Liabilities of the Company that had or would reasonably be expected to have, either individually or in the aggregate with any other similar Contracts, a Material Adverse Effect on the business of the Company;

                  (iv) any Contract related to the conduct of the business of the Company that expires or may be renewed at the option of any Person other than the Company so as to expire more than one year after the date of this Agreement;

                  (v) any Contract related to the conduct of the business of the Company that (a) automatically terminates or provides for termination by any Person other than the Company upon consummation of the transactions contemplated by this Agreement or (b) contains any covenant or other provision which limits the Company's (and, after the Closing, would limit Purchaser's) ability to compete with any Person in any line of business comprising the business of the Company or in any market, area, jurisdiction or territory;

                  (vi) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction related to the conduct of the business of the Company or binding on the Assets and Properties of the Company of the type required to be capitalized in accordance with GAAP;

                  (vii) any Contract for capital expenditures related to the conduct of the business of the Company in excess of Twenty Thousand dollars ($20,000); or

                  (viii) any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, or Liabilities of the Company secured by any of the Assets and Properties of the Company.

         (c) All Contracts and Licenses set forth in SECTION 3.25(A) OF THE SELLERS DISCLOSURE SCHEDULE, and all transactions in which the Company has engaged with a customer, supplier or sales representative of the Company, have utilized U.S. Dollars as the underlying currency.

         Section 3.26 NO BREACH OF CONTRACTS OR LICENSES. All of the Business Contracts, Business Licenses, Real Property Leases and Personal Property Leases are in written form. The Company has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default, and is not alleged to be in default, in respect of any Business Contract, Business License, Real Property Lease and Personal Property Lease. Each of the Business Contracts, Business Licenses, Real Property Leases and Personal Property Leases is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or, to the Company's knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any Business Contract, Business License, Real Property Lease or Personal Property Lease.

         Section 3.27 THIRD PARTY CONSENTS. SECTION 3.27 OF THE SELLERS DISCLOSURE SCHEDULE lists (a) all Business Contracts, Business Licenses, Real Property Leases and Personal Property Leases that require a novation or consent to assignment, as the case may be, prior to the Closing Date so that Purchaser shall be made a party in place of the applicable party thereto, or as assignee, and (b) every Business Contract, Business License, Real Property Lease and

Personal Property Lease which, if no novation occurs to make Purchaser a party thereto or if no consent to assignment is obtained, would adversely affect Purchaser's ability to operate the business of the Company in the same manner as the Company's business was operated by the Company prior to the Closing Date.

         Section 3.28 SOLVENCY. The Company is, and at the time of the consummation of the transactions contemplated herein will be, solvent. For purposes of this Agreement, "solvent" shall mean that, on the date specified (a) the fair value of the Assets and Properties of the Company shall be greater than the total amount of its Liabilities, including those arising under any Law, Order, Contract, arrangement, commitment or undertaking; (b) the present fair salable value of the Company's Assets and Properties is not less than the amount that will be required to pay the probable debts and liabilities of the Company on its debts as they become absolute and matured in accordance with their stated terms; (c) the Company does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (d) the Company is not engaged in, and is not about to be engaged in, a business or a transaction for which its property would constitute unreasonably small capital.

         Section 3.29 COMPLIANCE WITH REGULATION D.
                      ----------------------------

         (a) Each Seller acknowledges that each certificate representing the Purchaser Common Stock delivered pursuant to this Agreement shall include the following legend, substantially in the form set forth below:

         THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. BY THE ACQUISITION HEREOF, THE HOLDER AGREES THAT SUCH HOLDER WILL GIVE EACH PERSON TO WHOM THE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN THE CASE OF ANY TRANSFER OR OTHER DISPOSITION MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, THE HOLDER HEREOF SHALL BE REQUIRED TO PROVIDE TO THERAGENICS CORPORATION, PRIOR TO SUCH TRANSFER, AN OPINION OF COUNSEL SATISFACTORY TO THERAGENICS CORPORATION THAT SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

         (b) Each Seller understands that the Purchaser Common Stock is being issued in reliance on an exemption from the registration requirements of the Securities Act for an offer and sale of securities that does not involve a public offering and have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, that such Purchaser Common Stock (and all securities issued in exchange therefor or in substitution thereof) cannot be resold in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Each Seller agrees that it shall not transfer any of the Purchaser Common Stock except in a transaction registered under the Securities Act or unless such Seller shall have provided Purchaser prior written notice of the proposed transfer and delivered to Purchaser an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to Purchaser, that such transfer is being effected in accordance with an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         (c) Each Seller is either an "accredited investor" within the meaning of Rule 501 of the Securities Act or, immediately prior to receipt of any information regarding Purchaser, had such knowledge and experience (alone or with a shareholder representative) in financial and business matters as to be able to evaluate the merits and risks of an investment in Purchaser.

         (d) Each Seller will acquire the Purchaser Common Stock for its own account and not with a view to any distribution (within the meaning of the Securities Act) thereof or with any present intention of offering or selling any of the Purchaser Common Stock in a transaction that would violate the Securities Act or the securities Laws of any state of the United States or any other applicable jurisdiction.

         (e) Each Seller is not in the business of buying and selling securities.

         (f) Each Seller acknowledges and agrees that any resale or other transfer, or attempted resale or other transfer which is made other than in compliance with the restrictions stated herein shall not be recognized by Purchaser in respect of the Purchaser Common Stock, and that Purchaser may deliver a corresponding stop-transfer order to Purchaser's transfer agent to that effect.

         Section 3.30 ABSENCE OF CERTAIN BUSINESS PRACTICES. The Company and no member of the governing board of the Company and no officer, employee, agent, or representative of the Company, and no other Person acting on behalf of the Company, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any vendor, governmental employee or other Person with whom the Company has done business directly or indirectly, or (ii) directly or indirectly, offered, given or agreed to offer or give any gift or similar benefit to any vendor, governmental employee or other Person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which, in the case of either clause (i) or clause (ii) above, would reasonably be expected to subject the Company to damage or penalty in any civil, criminal or governmental Action or Proceeding.

         Section 3.31 REAL PROPERTY. The Company does not own any real property and does not lease any real property other than pursuant to the Real Property Leases.

         Section 3.32 PREFERENTIAL TREATMENT. The Company is not currently receiving, and has never received, preferential treatment of any kind from any of its customers or suppliers as a result of the Company classifying as a minority owned or woman owned business.

         Section 3.33 CERTAIN FINANCIAL RELATIONSHIP WITH PHYSICIANS.
                      ----------------------------------------------

         The Company and the Sellers have not had any financial relationships (whether or not memorialized in a writing) with a physician or an immediate family member of a physician since January 1, 1998. For purpose of this Section 3.33, the term "financial relationship" has the meaning set forth in 42 U.S.C. ss. 1395nn.

         Section 3.34 REPRESENTATIONS COMPLETE. None of the representations or warranties made by each Seller or the Company herein, and none of the statements, representations or warranties contained in the Sellers Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser by the applicable Seller pursuant to this Agreement or any of the Ancillary Agreements, when all such documents are read together in their entirety, contain or will contain at the Closing Date any untrue statement of a material fact, or omit or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. It is the explicit intent of each party hereto that each Seller, as well as the Company, is making no representation or warranty except as set forth in this Agreement, the Ancillary Agreements, the Sellers Disclosure Schedule, and the certificates, documents and instruments delivered in connection herewith or therewith and except further that nothing in this sentence shall be construed to absolve any Seller from liability for fraud or intentional misrepresentation.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to each Seller to enter into this Agreement and consummate the transactions contemplated herein, Purchaser hereby represents and warrants to each Seller that the statements set forth in this ARTICLE IV are true and correct.

         Section 4.01 ORGANIZATION, STANDING AND POWER. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation. Purchaser has the corporate power and authority to own, use, license, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed to be conducted and is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing, leasing or operation of its properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

         Section 4.02 AUTHORITY. Purchaser has all requisite corporate power and authority to enter into, execute and deliver this Agreement and the other Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and the Ancillary Agreements to which Purchaser is a party will be, duly executed and delivered by Purchaser. This Agreement constitutes, and the other Ancillary Agreements to which Purchaser is a party, when executed and delivered as contemplated by this Agreement, will constitute, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

         Section 4.03 NO CONFLICT. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is a party do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) conflict with or violate in any material respect any Law applicable to Purchaser or by which any of its Assets and Properties is bound, or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which any of its Assets and Properties is bound so as to impair the ability of Purchaser to carry out its obligations under, or to prevent or delay the completion of the transactions contemplated by, this Agreement.

         Section 4.04 FINANCIAL RESOURCES. Purchaser has sufficient cash on hand to pay, and borrowing capacity under committed lines of credit to finance, the cash portion of the Purchase Price.

         Section 4.05 SEC FILINGS; FINANCIAL STATEMENTS.
                      ---------------------------------

         (a) Purchaser has filed all reports required to be filed by it with the SEC under Section 13(a) of the Exchange Act since January 1, 2004 (collectively, together with any such reports Purchaser may file subsequent to the date hereof until the Closing Date, the "PURCHASER SEC REPORTS"). Each Purchaser SEC Report
(i) complied as to form in all material respects with the requirements of the Exchange Act as of its filing date, and (ii) did not at the time it was filed (or, if amended, supplemented or superseded, then as of the date of the last such amendment, supplement or superseding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) Except as is provided in the Purchaser SEC Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Purchaser SEC Reports complied as to form in all material respects with applicable accounting requirements, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Purchaser and the consolidated Subsidiaries of Purchaser as of the respective dates thereof and the consolidated results of operations and cash flows of

Purchaser and the consolidated Subsidiaries of Purchaser for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments).

         Section 4.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Purchaser SEC Reports, since December 31, 2004, there has not occurred
(i) any amendment or change to the certificate of incorporation or by-laws of Purchaser; (ii) any damage to, or destruction or loss of any Assets or Properties of Purchaser that resulted in a Material Adverse Effect on Purchaser, or (iii) any other change, event or condition that has had a Material Adverse Effect on Purchaser.

         Section 4.07 VALID ISSUANCE. All of the shares of Purchaser Common Stock to be issued pursuant to ARTICLE II, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or similar contractual rights granted by Purchaser. Upon receipt of the shares of Purchaser Common Stock, each Seller will acquire good and valid title to such shares of Common Stock, free and clear of any and all liens, claims, security interests, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests, except as may be created by each Seller, or by applicable securities Laws.

         Section 4.08 LITIGATION; REGULATORY COMPLIANCE.
                      ---------------------------------

         There is no private or governmental Action or Proceeding pending, or, to the knowledge of Purchaser, threatened by or against the Purchaser, in which Purchaser is named as a party or is otherwise directly involved, relating to the Assets and Properties of Purchaser or the operation of the business of Purchaser, and no judgment, decree or Order applicable to the Purchaser or any of the Assets and Properties of Purchaser, that could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or the Ancillary Agreements or to have a Material Adverse Effect on the business of Purchaser.

         Section 4.09 NO FURTHER REPRESENTATIONS. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that Purchaser is making no representation or warranty whatsoever, express or implied, except as set forth in this ARTICLE IV, the Ancillary Agreements, the Purchaser Disclosure Schedule, and the certificates, documents and instruments delivered in connection herewith or therewith and except further that nothing in this sentence shall be construed to absolve Purchaser from liability for fraud or intentional misrepresentation.

         Section 4.10 REQUIRED REGISTRATION. Purchaser represents and warrants that it is eligible to register the Registrable Securities on Form S-3 under the Securities Act.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. Each Seller agrees that, between the date of this Agreement and the Closing Date, unless Purchaser shall otherwise agree in writing, each Seller shall, and shall cause the Company to: (w) conduct the business of the Company only in the ordinary course consistent with past practice; (x) pay and perform any of the Company's debts, obligations and Liabilities relating to the business and the Assets and Properties of the Company as and when due and the Contracts and other commitments relating to the business and the Assets and Properties of the Company in accordance with the terms and provisions thereof; (y) comply with all Laws and Orders that may be applicable to any of the business or the Assets and Properties of the Company; and (z) use its best efforts to keep available the services of the Employees and to preserve current relationships with corporate partners, customers, suppliers, manufacturers and other persons doing business with the Company in order to preserve substantially intact the business of the Company. By way of amplification and not limitation, each Seller shall not, and shall cause the Company not to, between the date of this Agreement and the Closing Date, directly or indirectly, take, agree to take or allow, cause or permit any other Person to take, agree, agree to take or allow, cause or permit any of the following actions without the prior written consent of Purchaser:

         (a) sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease or license of, or any Encumbrance on, the Company and any of the Assets and Properties of the Company except in the ordinary course of business consistent with past practice where immaterial (both individually and in the aggregate) in both amount and significance;

         (b) acquire, other than in the ordinary business of the Company, any Assets and Properties, or acquire or make any arrangement to acquire any Inventory in excess of the amount of Inventory which, together with Inventory existing as of the date hereof, is necessary to fulfill firm purchase orders with delivery dates prior to the Closing Date, and obligations of the Company under long-term purchase contracts with delivery dates prior to the Closing Date, which, in each case, the Company is responsible for fulfilling prior to the Closing or which the Company will be responsible for fulfilling after the Closing giving effect to the terms of this Agreement and the transactions contemplated hereby;

         (c) engage with any Person in any merger, consolidation or other business combination transaction;

         (d) violate, breach or default under in any material respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Business Contract, Business License, Real Property Lease or Personal Property Lease; or terminate, cancel or request any material change in, or agree to any material change in, any Business Contract, Business License, Real Property Lease and Personal Property Lease; or enter into or amend any Contract, that would constitute a Business Contract, Business License, Real Property Lease and Personal Property Lease and that, if fully performed, would not be permitted under this Section 5.01;

         (e) make or authorize any capital expenditure with respect to the business of the Company, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for the fiscal period in question and have heretofore been disclosed in writing to Purchaser;

         (f) (i) increase the compensation payable or to become payable to, or the rate of vacation accrual of, any of the Employees; (ii) grant any options to, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the transactions contemplated hereby or by the Ancillary Agreements with, any Employee who is not currently entitled to such benefits from the transactions contemplated hereby; (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any Employee except to the extent required by applicable Law or the terms of a collective bargaining agreement in effect as of the date hereof; (iv) enter into or amend any Contract, commitment or arrangement with any of the Employees; or
(v) make any representation or promise, oral or written, to any Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Employee under the terms of any Benefit Plan in effect as of the date hereof;

         (g) incur, cancel, pay, prepay, discharge or satisfy any claim or Liability other than in the ordinary course of business;

         (h) engage in any transaction with respect to any of the Assets and Properties or the business of the Company with any officer, director, Affiliate or Associate of the Company, or any Associate of any such officer, director or Affiliate, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis;

         (i) make any change with respect to the Company's accounting policies, principles, methods or procedures, including revenue recognition policies, other than as required by GAAP;

         (j) make any material Tax election or settle or compromise any material Tax liability relating to the business of the Company or any of the Assets and Properties of the Company;

         (k) permit any insurance policy naming the Company as a beneficiary or a loss payee and relating to the business or any of the Assets or Properties of the Company to be cancelled, terminated or not renewed, except in the ordinary course of business;

         (l) maintain the Books and Records of the Company relating either to the business or to any of the Assets and Properties of the Company in a manner not consistent with past business practices;

         (m) take any action which would adversely affect the goodwill of the Company's suppliers, manufacturers, customers, licensees and others with whom it has business relations in connection with the business of the Company in any material respect; or

         (n) authorize or enter into any Contract or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties in ARTICLE III untrue or incorrect in any material respect or prevent each Seller or the Company from performing or cause such Seller or the Company not to perform its covenants and agreements herein or result in any of the conditions to the Closing set forth herein not being satisfied.

         Section 5.02 NOTICE OF CERTAIN EVENTS. The Purchaser, each Seller and the Company shall give prompt notice to the other of: (i) any notice or other communication from any Person alleging that any consent, waiver or approval of such Person is or may be required in connection with any of the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity or arbitrator or mediator in connection with any of the transactions contemplated by this Agreement or the Ancillary Agreements; (iii) any Action or Proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Purchaser, such Seller or the Company that relates to the business of the Company or may affect the consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Business Contract, Business License, Real Property Lease and Personal Property Lease; and (v) any change, event or occurrence that could reasonably be expected to render any of the representations and warranties given under ARTICLE III and
ARTICLE IV, respectively, untrue or incorrect in any material respect, or to materially delay or materially impede the ability of either Purchaser or such Seller to perform its respective obligations pursuant to this Agreement and to effect the consummation of the purchase and sale of the Company Shares and the other transactions contemplated by this Agreement or the Ancillary Agreements.

         Section 5.03 ACCESS TO INFORMATION; CONFIDENTIALITY.
                      --------------------------------------

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which a Seller or any of its Affiliates is a party or pursuant to applicable Law or the regulations or requirements of any regulatory organization with whose rules such Seller is required to comply, between the date of this Agreement and the Closing Date, each Seller shall (i) provide to Purchaser (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisers, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the Books and Records thereof, and (ii) furnish promptly such information concerning its business, properties, Contracts, Assets and Properties, Liabilities and personnel as Purchaser or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 5.03 or pursuant to the Confidentiality Agreement.

         Section 5.04 NO SOLICITATION OF TRANSACTIONS. Through and including September 30, 2005, each Seller shall not take, nor shall it permit any of its Representatives, Affiliates or Associates to take, directly or indirectly, any action to solicit, negotiate, assist or otherwise facilitate or encourage (including by furnishing confidential information with respect to the business of the Company or permitting access to the Assets and Properties or Books and Records of the Company) any offer, proposal, inquiry or request for information from any Person concerning the direct or indirect acquisition of the business of the Company or any of the Assets and Properties of the Company by any Person (an "ALTERNATE TRANSACTION") other than Purchaser. If a Seller or any of its Representatives, Affiliates or Associates receives from any Person any such offer, proposal, inquiry or request for information, such Seller shall promptly advise such Person, by written notice, of the terms of this Section 5.04 and shall immediately, orally and in writing, advise Purchaser of such offer, proposal, inquiry or request and deliver a copy of such notice to Purchaser. Any violation of the restrictions set forth in this Section 5.04 by any Representative, Affiliate or Associate of a Seller shall be deemed to be a breach of this Section 5.04 by such Seller. Any notice required to be delivered pursuant to this Section 5.04 shall include the identity of the Person making such offer, proposal, inquiry request, and the terms of such offer, proposal, inquiry or request, and shall keep Purchaser apprised, on a current basis, of the status of such offer, proposal, inquiry or request. Each Seller shall immediately cease and cause to be terminated (and each Seller hereby represents and warrants that it has the legal and contractual right, without liability of any sort, to cease and cause to be terminated) all existing discussions or negotiations with any Persons conducted heretofore with respect to any such offer, proposal, inquiry or request. Each Seller shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which such third party is a party.

         Section 5.05 FINANCIAL STATEMENTS AND REPORTS.
                      --------------------------------

         (a) As promptly as practicable and in any event no later than ten (10) days after the end of each calendar month and fifteen (15) days after the end of each fiscal quarter ending after the date hereof and before the Closing Date, Sellers shall deliver to Purchaser true and complete copies of the unaudited income statements for the fiscal quarter or month and the portion of the fiscal year then ended (in the case of any such fiscal quarter and calendar month), together with the notes, if any, relating thereto, which income statements shall be prepared on the same basis as the financial statements delivered pursuant to
Section 3.06. Upon delivery of any income statement pursuant to this Section 5.05(a), an unaudited balance sheet dated as of the most recent month then ended shall also be provided to Purchaser with respect to the Company.

         (b) As promptly as practicable, Sellers shall deliver to Purchaser true and complete copies of such other financial statements, reports and analyses relating to the business or any of the Assets and Properties of the Company as may be prepared by the Company.

         (c) As promptly as practicable, Sellers shall deliver to Purchaser copies of all License applications and other filings made by the Company in connection with the operation of the business of the Company after the date hereof and before the Closing Date with any Governmental Entity (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

Section 5.06      DELIVERY OF BOOKS AND RECORDS; REMOVAL OF PROPERTY.
                  --------------------------------------------------

         (a) On the Closing Date, Sellers: (i) shall deliver to Purchaser at the site of the Closing or at the site of the Company, copies or originals of all of the Real Property Leases, the Personal Property Leases, the Business Contracts and the Business Licenses, and shall make available to Purchaser at the locations at which the business is conducted, all of the other Books and Records of the Company, and (ii) shall deliver or make available to Purchaser at the locations at which the business of the Company is conducted all other Assets and Properties of the Company. If at any time after the Closing a Seller discovers in such Seller's possession or under such Seller's control any other Books and Records or other Assets and Properties of the Company, such Seller shall forthwith deliver such Books and Records or other Assets and Properties of the Company to Purchaser.

         (b) Other than as set forth in SECTION 5.06(B) OF THE SELLERS DISCLOSURE SCHEDULE, all Assets and Properties located on the premises of the Company are Assets and Properties of the Company. Sellers may remove all Assets and Properties disclosed in SECTION 5.06(B) OF THE SELLERS DISCLOSURE SCHEDULE from the premises of the Company at anytime. However, such removal shall be at the sole cost and risk of Sellers, including risk of loss and damage to such assets and properties. Purchaser shall have no liability to a Seller with respect to such removal and transportation. Each Seller shall be responsible for all repairs to the premises of the Company due to damage caused in connection with the removal of such assets and properties.

         Section 5.07 [INTENTIONALLY OMITTED].

         Section 5.08 NOTICE AND CURE.

         (a) Each Seller and the Company shall notify Purchaser in writing of, and shall contemporaneously provide Purchaser with true and complete copies of any and all information or documents relating to, and shall use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to such Seller, occurring after the date of this Agreement that causes or may cause any covenant or agreement of such Seller or the Company under this Agreement to be breached or that renders or may render untrue in any material respect any representation or warranty of such Seller or the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each Seller and the Company also shall notify Purchaser in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to such Seller or the Company, of any representation, warranty, covenant or agreement made by such Seller or the Company in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 5.08(a) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under ARTICLE IX.

         (b) Purchaser shall notify each Seller in writing of, and shall contemporaneously provide such Seller with true and complete copies of any and all information or documents relating to, and shall use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or may cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or may render untrue in any material respect any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser shall notify such Seller in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to Purchaser, of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 5.08(b) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit a Seller's right to seek indemnity under any provision of this Agreement or any of the Ancillary Agreements providing such Seller with such a right.

         Section 5.09 FULFILLMENT OF CONDITIONS. Each party shall execute and deliver at the Closing each Ancillary Agreement that such party is required hereby to execute and deliver as a condition to either party's obligations pursuant to ARTICLE VII, and, subject to the limitations elsewhere set forth in this Agreement, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the other party contained in this Agreement (including the mutual conditions set forth in Section 7.01), and shall not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         Section 5.10 FURTHER ACTION; CONSENTS; FILINGS.
                      ---------------------------------

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all requisite commercially reasonable best efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated hereby,
(ii) obtain from all applicable Governmental Entities all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Purchaser or each Seller in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the transactions contemplated hereby required under any applicable Laws.

         (b) Each Seller shall give any notices to all third parties, and use commercially reasonable best efforts to obtain any consents and waivers from all third parties necessary (including such consents, novations and amendments required under the Contracts listed in SECTION 3.27 OF THE SELLERS DISCLOSURE SCHEDULE) to consummate the transactions contemplated by this Agreement.

         Section 5.11 PUBLIC ANNOUNCEMENTS. Until the earlier of the termination of this Agreement and the Closing Date, Purchaser, on the one hand, and each Seller, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by Law or applicable stock exchange rules, in which case the parties shall make reasonable efforts to consult with each other prior to the making of such public statement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.01 ASSISTANCE AND COOPERATION. After the Closing Date, Purchaser shall become primarily responsible for preparing and filing all Tax Returns of the Company due after the Closing Date, provided, however, that Purchaser and each Seller shall (and shall cause their respective Affiliates and Representatives to): (a) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing related to the Company; (b) cooperate fully in preparing for any audits of, or disputes with any Taxing Authority regarding, any Tax Returns of the Company; (c) make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of the Company; (d) provide timely notice to the other in writing of any pending or threatened Tax audit or assessments of the Company for taxable periods for which the other may have liability under this Agreement; and (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit with respect to any taxable period for which the other may have liability under this Agreement. In the event of any Tax audit with respect to the Company, Sellers shall not negotiate and settle with the applicable Taxing Authority without the written consent of Purchaser.

         Section 6.02 [Intentionally Omitted]

         Section 6.03 SPECIAL PURPOSE SUBSIDIARY.
                      --------------------------

         Each Seller acknowledges and agrees that Purchaser may wish to effect the purchase of Company Shares and the other transactions contemplated by this Agreement through one or more Subsidiaries, and that Purchaser may wish to establish new Subsidiaries for such purpose. Each Seller agrees and consents to the assignment by Purchaser of all or part of Purchaser's rights and the delegation by Purchaser of all of Purchaser's obligations under this Agreement (other than the obligation to pay the Purchase Price) to such new Subsidiary or any other wholly owned Subsidiary of Purchaser, in each case in Purchaser's sole discretion. In the event of such an assignment and delegation, Purchaser shall cause the assignee and delegatee Subsidiary to perform all of the obligations of Purchaser under this Agreement in accordance with their terms and shall be jointly and severally liable with such Subsidiary for all such obligations.

         SECTION 6.04 SECTION 338(H)(10) ELECTION. At Purchaser's request, Purchaser, Sellers and the Company hereby covenant and agree to make an election in accordance with the provisions of Section 338(h)(10) of the Internal Revenue Code, and with any applicable provisions of state or local Law, to treat the purchase of stock by Purchaser as a purchase of assets for Tax purposes. Purchaser, Sellers and the Company shall execute at Closing the

Corporate Qualified Stock Purchases forms (Internal Revenue Service Forms 8023-A), and any other such forms or documents required to effect the election under federal, state, or local Tax law. Purchaser will timely file each of the Forms 8023-A with the appropriate Internal Revenue Service Center(s) via certified mail, return receipt requested, and will provide Sellers with copies of the forms as filed and the stamped certified mail receipts establishing proof of timely filing, and shall file any such other forms or documents in accordance with any instructions thereto. Purchaser, Sellers and the Company shall execute and timely file any other forms, statements or other documentation required to effect the election in the appropriate manner under federal, state or local Law. Purchaser, Sellers and the Company shall provide each of the other parties hereto with evidence that such other form, statement, or other documentation has been timely filed in the appropriate manner.

         Section 6.05 TAX GROSS-UP. Purchaser hereby covenants and agrees to pay, as an increase to the Purchase Price in Section 2.03(a), to Sellers, pro rata based on their respective stock ownership, one or more "Tax Gross-Up" payments computed as set forth in the following sentences. First, an amount shall be computed by taking (A) that portion of any gain that is not characterized as capital gain for income tax purposes as a result of a Section 338(h)(10) election made by the Purchaser and Sellers (whether such amount determined to be ordinary income is reported on a Tax Return filed by the Company or as a result of an audit by any Taxing Authority) times (B) the "Effective Tax Rate Differential," which shall equal the highest marginal federal income tax rate applicable to ordinary income as of the Closing Date minus the highest federal income tax rate applicable to capital gains as of the Closing Date. Second, the amount computed in the previous sentence shall then be divided by the percentage obtained when the sum of the highest federal income tax rate applicable to capital gains and the highest applicable State and/or local income tax rate, in effect as of the Closing Date, to which the Sellers are subject, is subtracted from 100%. Finally, to obtain the Tax Gross-Up payment amount, an amount equal to the highest marginal federal income tax rate applicable to ordinary income as of the Closing Date times the highest applicable State and/or local income rate in effect as of the Closing Date, to which the Sellers are subject, times the amount computed in the previous sentence shall be subtracted from the amount computed in the previous sentence. In the event that any such Tax Gross-Up payment under this Section 6.05 becomes due as a result of gains reported on the final federal S corporation tax return filed by the Company for the period that ends on the Closing Date, such payment, shall be made by the Purchaser to the Sellers not later than three (3) days prior to the date that Sellers are required to file their individual federal income tax return reporting such gain. In the event that any such payment under this Section 6.05 becomes due as a result of an amendment to gains reported on the final federal S corporation tax return filed by the Company for the period that ends on the Closing Date or as a result of an audit of such tax return by a Taxing Authority, such payment, together with any penalty or interest thereon, shall be made by the Purchaser to the Sellers not later than three (3) days prior to the date that Sellers become obligated to pay any additional personal income tax due as a result of such amendment or audit.

         Section 6.06 EMPLOYEE BENEFIT PLANS.
                      ----------------------

         (a) The Parties acknowledge and agree that the Purchaser may desire for the termination of certain of the Company's employee benefit plans set forth on
SECTION 3.16(D)(I) OF THE SELLERS DISCLOSURE SCHEDULE. In the event Purchaser desires to terminate any of such employee benefit plans (which indication shall be in writing), Sellers hereby agree to use all commercially reasonable efforts to effect such termination, provided that Purchaser pays all termination fees incurred as a result thereof.

         (b) In connection with the Company's out-of-pocket expenses for claims relating to the Company's group health plan that are incurred, but not paid, before the Closing, the Company shall accrue Twenty Five Thousand Dollars ($25,000.00) on the Closing Balance Sheet. The Parties hereto agree that the Sellers shall not be liable for any out-of-pocket expenses for claims relating to the Company's group health plan that are incurred, but not paid, before the Closing and are over and above Twenty Five Thousand Dollars ($25,000.00) on the Closing Balance Sheet.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

         Section 7.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE TRANSACTION. The obligations of the parties hereto to consummate the purchase and sale of the Company Shares and the other transactions which occur at the Closing pursuant to ARTICLE II are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

         (a) No Governmental Entity shall have issued any Order which is then in effect and has the effect of making the transaction contemplated hereby illegal or otherwise prohibiting the consummation of the purchase and sale of the Company Shares and the other transactions which occur at the Closing pursuant to
ARTICLE II.

         (b) All consents, approvals, authorizations and Licenses legally required to be obtained to consummate the purchase and sale of the Company Shares and the other transactions which occur at the Closing pursuant to ARTICLE II shall have been obtained from all Governmental Entities.

         (c) The Escrow Agent shall have executed and delivered the Escrow Agreement, and such agreement shall be in full force and effect.

         Section 7.02 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF EACH SELLER. The obligation of each Seller to consummate the sale of the Company Shares to Purchaser and the other transactions which occur at the Closing pursuant to
ARTICLE II is subject to the satisfaction or waiver of each of the following further conditions:

         (a) Each of the representations and warranties of Purchaser contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "Material Adverse Effect" limitations or exceptions, which shall be true, complete and correct in all respects) both as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (other than representations and warranties which address matters only as of a certain date, which shall be true, complete and correct as of such certain date), except where the failure of such representations and warranties to be true and correct, would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, and each Seller shall have received a certificate of an officer of Purchaser, acting in his or her capacity as such, to such effect.

         (b) Purchaser shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date and each Seller shall have received a certificate of an officer of Purchaser, acting in such officer's capacity as such, to such effect.

         (c) As of the Closing Date, each Seller shall have received from Purchaser the following documents: (i) a certificate of existence and good standing from the state of incorporation as to the corporate status of Purchaser; (ii) a true and complete copy of the resolutions, certified by the Secretary or Assistant Secretary of Purchaser, adopted by the Board of Directors of Purchaser, authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Purchaser is a party and all transactions contemplated hereby and thereby; (iii) a certificate from the Secretary or Assistant Secretary of Purchaser as to the incumbency and signatures of the officers who will execute documents at the Closing or who have executed this Agreement; (iv) a certificate from the Secretary or Assistant Secretary of Purchaser that its Certificate of Incorporation has not been amended since the date of the certificate described in Section 7.02(c)(ii); and
(v) such other documents and instruments (if any) as each Seller may reasonably request in order to effectuate the transactions contemplated by this Agreement.

         (d) Purchaser shall have executed and delivered the Escrow Agreement, and such agreement shall be in full force and effect.

         (e) All corporate approvals of Purchaser required for the lawful consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which Purchaser is a party shall have been obtained and shall be in full force and effect.

         (f) Each Seller shall have received a legal opinion from Powell Goldstein LLP, outside legal counsel to Purchaser, in substantially the form of EXHIBIT E hereto.

         Section 7.03 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the purchase of the Company Shares from each Seller and the other transactions which occur at the Closing pursuant to
ARTICLE II is subject to the satisfaction or waiver of each of the following further conditions:

         (a) Each of the representations and warranties of each Seller and the Company contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "Material Adverse Effect" limitations or exceptions, which shall be true, complete and correct in all respects) both as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (other than representations and warranties which address matters only as of a certain date, which shall be true, complete and correct as of such certain date), except where the failure of such representations and warranties to be true and correct, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business of the Company, and Purchaser shall have received a certificate from each Seller and the Company, to such effect.

         (b) Each Seller and the Company shall have performed or complied in all material respects with all covenants and agreements required by this Agreement, to be performed or complied with by it, on or prior to the Closing Date and Purchaser shall have received a certificate from each Seller and the Company, to such effect.

         (c) Purchaser shall have received a legal opinion from Hagen O'Connell LLP, outside legal counsel to Sellers and the Company, in substantially the form of EXHIBIT F hereto.

         (d) There shall have been no Material Adverse Effect on the business of the Company or a Material Adverse Effect on the Assets and Properties or the Liabilities of the Company, and no event shall have occurred which would reasonably be expected to result in a Material Adverse Effect on the business of the Company, since January 1, 2004.

         (e) All consents and waivers of third parties and novations and amendments to Contracts required in connection with the transactions contemplated hereby shall have been obtained.

         (f) Sellers shall ensure that all Company Intellectual Property has been properly assigned to the Company, as evidenced by signed documents of assignment substantially in the form of the Intellectual Property Assignment Agreement attached as EXHIBIT G. Such assignments shall specifically include, but are not limited to, assignment of all patent and invention rights by P. Ferguson, Brian O'Halloran, Scott Shuler, Thomas Brammer and any other named and unnamed inventors. As a further condition to closing, Sellers shall review all issued patents and pending applications with Sellers' patent counsel to ensure that all inventors are properly named and that any individuals named but who should not be named are removed by filing appropriate petitions with the Patent Office requesting removal.

         (g) (i) Each of P. Ferguson, Wayne Black, Jeffry Barron, Thomas Brammer, Mary Ann Greenawalt and Chris Taylor shall have signed and delivered to Purchaser an employment agreement, respectfully, the "P. FERGUSON EMPLOYMENT AGREEMENT" in substantially the form of EXHIBIT H-1 hereto, the "W. BLACK EMPLOYMENT AGREEMENT" in substantially the form of EXHIBIT H-2 hereto, the "JEFFRY BARRON EMPLOYMENT AGREEMENT" in substantially the form of EXHIBIT H-3 hereto, the "THOMAS BRAMMER EMPLOYMENT AGREEMENT" in substantially the form of EXHIBIT H-4 hereto, the "MARY ANN GREENAWALT EMPLOYMENT AGREEMENT" in substantially the form of EXHIBIT H-5 hereto, and the "CHRIS TAYLOR EMPLOYMENT AGREEMENT" in substantially the form of EXHIBIT H-6 hereto, and each of the foregoing agreements in such form shall be in full force and effect, (ii) P. Ferguson shall have signed and delivered to Purchaser a non-competition agreement (the "P. FERGUSON NON-COMPETITION AGREEMENT") in substantially the form of EXHIBIT A-1 hereto, and the P. Ferguson Non-Competition Agreement in such form shall be in full force and effect, and (iii) C. Ferguson shall have signed and delivered to Purchaser a non-competition agreement (the

"C. FERGUSON NON-COMPETITION AGREEMENT") in substantially the form of EXHIBIT A-2 hereto, and the C. Ferguson Non-Competition Agreement in such form shall be in full force and effect.

         (h) The Company shall have entered into the real estate lease documents ("REAL ESTATE LEASE DOCUMENTS") in substantially the Form of EXHIBIT I-1,
EXHIBIT I-2, EXHIBIT I-3 and EXHIBIT I-4 hereto, and the Real Estate Lease Documents in such form shall be in full force and effect.

         (i) Each customer of the Company from whom over One Hundred Thousand Dollars ($100,000) in revenues was received during fiscal year 2004, each of the suppliers listed in SECTION 7.03(I)(1) OF THE SELLERS DISCLOSURE SCHEDULE and each of the sales representatives listed in SECTION 7.03(I)(2) OF THE SELLERS DISCLOSURE SCHEDULE shall have continued to transact business with the Company and otherwise to act substantially in accordance with the terms of its Business Contract consistent with the established course of conduct or, to the extent there is no Business Contract, its course of performance with the Company over the last twelve (12) months. Each such customer, supplier or sales representative shall not have sought, or indicated any intention to seek, a reduction in the prices it currently pays for products and services of the Company or increase in the price it currently charges the Company for supplier products and services or sales representatives services, as the case may be, or any other material modification of any payment term or other material term applicable to its purchases of products and services of the Company or sales to the Company or sales to the Company's customers, as applicable.

         (j) Each Seller shall have executed and delivered the Escrow Agreement, and such agreement shall be in full force and effect.

         (k) Lynn Rogers shall have completed her internal audit of the Unaudited Financial Statements.

         (l) The Demand Line of Credit Agreement, dated as of August 5, 2002, by and between the Company and U.S. Bank, N.A. shall have been terminated, and the lien associated with the UCC-1 Financing Statement filed on August 14, 2002 with the Oregon Secretary of State under filing number 595991 shall have been released.

         (m) As of the Closing Date, Purchaser shall have received from each Seller and the Company the following documents: (i) a certificate of existence and good standing from the state of incorporation as to the corporate status of the Company; (ii) a true and complete copy of the Articles of Incorporation of the Company and all amendments thereto certified by the Secretary thereof; (iii) a true and complete copy of the Bylaws of the Company certified by the Secretary thereof; and (iv) such other documents and instruments (if any) as Purchaser may reasonably request in order to effectuate the transactions contemplated by this Agreement and the Ancillary Agreements.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.01 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, notwithstanding any requisite adoption and approval of this Agreement, as follows:

         (a) by mutual written consent duly authorized by Sellers and Purchaser;

         (b) by either Purchaser or Sellers, if the Closing shall not have occurred on or before September 30, 2005; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the transactions contemplated hereby to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

         (c) by either Purchaser or Sellers, if any Order, preventing the consummation of the transactions contemplated hereby shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

         (d) by Purchaser, upon a breach in any material respect of any covenant or agreement on the part of any Seller or the Company set forth in this Agreement, or if any representation or warranty of any Seller or the Company shall have become untrue or incorrect in any material respect either as of the date of this Agreement or as of the Closing Date, in either case such that the conditions set forth in Section 7.03 would not be satisfied (a "TERMINATING SELLER BREACH");

         (e) by Sellers (i) upon a breach in any material respect of any covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue or incorrect in any material respect as of the date of this Agreement or as of the Closing Date, in either case such that the conditions set forth in Section 7.02 would not be satisfied (a "TERMINATING PURCHASER BREACH") or (ii) in the event the Closing shall not have occurred on or before the Closing Date and the failure of the Closing to occur is due solely and directly to the actions of the Purchaser which are identified with specificity in a notice by Sellers to Purchaser and thereafter Purchaser shall not have cured or otherwise remediated such actions within 30 days;

         (f) by Purchaser if Purchaser has not accepted the Supplement to the Sellers Disclosure Schedule by the end of Purchaser's ten (10) day review period contemplated by Section 2.08 hereof; or

         (g) The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors or Representatives, whether prior to or after the execution of this Agreement.

         Section 8.02 EFFECT OF TERMINATION. Except as provided in Section 8.03, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; PROVIDED, HOWEVER, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any provisions of this Agreement prior to its termination; and PROVIDED, FURTHER, that the provisions of Section 5.03(b), this Section 8.02, Section 8.03, ARTICLE IX and ARTICLE X shall remain in full force and effect and survive any termination of this Agreement.

         Section 8.03 EXPENSES; LIQUIDATED DAMAGES. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, whether or not the transactions contemplated hereby are consummated. The Purchaser shall promptly pay to the Company an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) in cash in the event (a) this Agreement is terminated by Sellers pursuant to Sections 8.01(b) or 8.01(e), or (b) Sellers and the Company's representations and warranties are true and correct as of the date of this Agreement and Purchaser terminates this Agreement pursuant to Section 8.01(f). The Company shall promptly pay Purchaser an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) in cash in the event this Agreement is terminated by Purchaser pursuant to Sections 8.01(b) or 8.01(d). Other than the liquidated damages payable pursuant to this Section 8.03, there shall be no other legal or equitable remedies that may be available to any party. The Purchaser and the Company shall cause an irrevocable standby letter of credit in such amount to be issued in favor of the other party.

                                   ARTICLE IX

                      SURVIVAL, INDEMNIFICATION AND ESCROW

         Section 9.01 SURVIVAL. The covenants, obligations, representations and warranties of Purchaser, each Seller and the Company contained in this Agreement, or in any document delivered pursuant to this Agreement, shall be deemed to be material and to have been relied upon by the parties hereto notwithstanding any investigation prior to the Closing and shall survive the date of Closing until the termination of the Escrow Agreement to be entered into by Purchaser, each Seller and the Escrow Agent at Closing, and shall not be merged into any documents delivered in connection with the Closing; PROVIDED, HOWEVER, that the covenants, obligations, representations and warranties of Purchaser, each Seller and the Company regarding (a) power and authority to enter into this Agreement and the Ancillary Agreements, (b) title to assets, (c) compliance with Laws, (d) Taxes, (e) Intellectual Property, and (f) environmental issues, shall survive the date of Closing indefinitely.

         Section 9.02 ESCROW FUND. On or as soon as reasonably practicable after the Closing Date, in accordance with Section 2.04(c), the Escrow Amount shall be deposited with Wachovia Bank (or its successor in interest or other institution selected by Purchaser with the consent of the other parties to the Escrow Agreement, which consent shall not be unreasonably withheld), as escrow agent (the "ESCROW AGENT"). The Escrow Amount so deposited, together with interest and other income thereon, if any, shall constitute the "ESCROW FUND" and shall be governed by the terms set forth in this Agreement and in the Escrow Agreement. The Escrow Fund shall be available to compensate Purchaser pursuant to the indemnification obligations of the other parties hereto, including any indemnification claim made by Purchaser under this ARTICLE IX. The Escrow Agreement shall have a term of two (2) years and shall provide for the release of one half (1/2) of the Escrow Fund on the first anniversary thereof, net of the estimated value of any asserted claims, which estimated value shall be withheld from the amount released, and the remaining one half (1/2) on the second anniversary thereof, also net of the estimated value of asserted claims, which estimated value shall be withheld from the amount released; PROVIDED HOWEVER, at the time of release of any of the Escrow Funds, P. Ferguson shall have remained employed by Purchaser throughout the duration of the escrow period.

         Section 9.03 INDEMNIFICATION.
                      ---------------

         (a) INDEMNIFICATION BY EACH SELLER. From and after the Closing Date, subject to the limitations set forth in this ARTICLE IX, each Seller, jointly and severally, promptly shall indemnify, defend and hold harmless (and upon demand shall reimburse) Purchaser and the directors, officers, shareholders, employees, Affiliates and agents of Purchaser (the "PURCHASER INDEMNIFIED PARTIES") against any and all claims, actions, demands, suits, proceedings, assessments, judgments, losses, costs, and expenses (including Legal Expenses) and other damages (individually and collectively a "LOSS") resulting from (i) any breach by a Seller or the Company of any of its covenants, obligations, representations or warranties or breach or untruth of any covenant, obligation, representation, warranty, fact or conclusion contained in this Agreement, any Ancillary Agreement or any document delivered pursuant to this Agreement, (ii) any action, claim or investigation relating to or arising out of the ownership, licensing, operation, action, inaction or conduct of the business of the Company, or any of the Assets or Properties related to the business of the Company, relating to all periods of time prior to Closing, and (iii) any and all Taxes imposed on or against the Company as a result of any failure to either (1) properly withhold any such Taxes on any payments made by the Company to any Person prior to the Closing Date or (2) report properly on any such payments on a Tax Return, including the reporting of such payments on an incorrect Tax Return. Any indemnification payment pursuant to the foregoing shall include interest at a rate equal to eight percent (8%) (the "RATE") from the date the loss, costs, expenses or damages were incurred until the date of payment; PROVIDED, HOWEVER, the Rate shall not be payable with respect to attorneys' fees incurred until such date as the underlying claim is determined to be payable. Notwithstanding the foregoing, if all individual Losses relating to breaches of representations and warranties as described in (i) above do not exceed One Hundred Twenty-five Thousand dollars ($125,000.00) in the aggregate, they shall not be deemed to be Losses for which indemnification is required under this
Section 9.03(a); PROVIDED, HOWEVER, that once the $125,000 threshold is exceeded, Losses shall include the first dollar of Loss.

         (b) INDEMNIFICATION BY PURCHASER. Purchaser shall promptly indemnify, defend, and hold harmless (and upon demand shall reimburse) each Seller against any Loss resulting from (i) any breach by Purchaser of any of its covenants, obligations, representations or warranties or breach or untruth of any covenant, obligation, representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Purchaser delivered pursuant to this Agreement, and (ii) any claim arising out of the ownership of the Assets and Properties of the Company or the conduct of the business of the Company after Closing, except for failure to obtain consents, if any, for the assignment of the Contracts and except those directly or indirectly resulting from a breach by a Seller of any representations or covenants of this Agreement. Any indemnification payment pursuant to the foregoing shall include interest at the Rate from the date the loss, costs, expenses or damages were incurred until the date of payment; PROVIDED, HOWEVER, the Rate shall not be payable with respect to attorneys' fees incurred until such date as the underlying claim is determined to be payable.

         Section 9.04 PROCEDURE FOR INDEMNIFICATION.
                      -----------------------------

         (a) NOTICE. Within thirty (30) days after receipt of written or actual notice of any action or claim (the "CLAIM") as to which it asserts a right to indemnification, the party seeking indemnification hereunder (the "INDEMNITEE") shall give written notice thereof (the "NOTICE") to the Person from whom indemnification is sought (the "INDEMNITOR"), provided that the failure of the Indemnitee to give the Indemnitor notice within the specified number of days shall not relieve the Indemnitor of any of its obligations hereunder, but may create a cause of action for breach for damages directly attributable to such delay. Indemnitor shall be liable to Indemnitee with respect to Losses only so long as Indemnitee gives Indemnitor written notice thereof prior to the expiration of the survival periods set forth in Section 9.01.

         (b) THIRD PARTY CLAIMS.
             ------------------

                  (i) If any claim for indemnification by Indemnitee arises out of a Claim by a Person other than Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice to the Indemnitee within fifteen (15) days after receipt of the Notice. Indemnitor shall thereupon take all steps or commence proceedings to defeat or compromise any such Claim, including retaining counsel reasonably satisfactory to the Indemnitee. Except as otherwise provided herein, all costs, fees and expenses with respect to any such Claim shall be borne by Indemnitor. If the Indemnitor assumes the defense of a Claim, it shall not settle such Claim unless such settlement includes as an unconditional term thereof a release by the claimant of the Indemnitee, reasonably satisfactory to the Indemnitee except that Indemnitor shall not, without the prior written consent of Indemnitee, directly or indirectly require Indemnitee to take or refrain from taking any action, or make any public statement, or consent to any settlement, which it reasonably considers to be against its interest. Indemnitee shall have the right to participate at its own expense, in such proceedings, but control of such proceedings shall remain exclusively with Indemnitor.

                  (ii) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such claim or action within the prescribed period of time, then the Indemnitee may assume such defense in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determination made or any settlement thereof effected by the Indemnitee. The Indemnitor shall be permitted, at its own expense, to join in such defense and to employ its own counsel but control of such proceedings shall remain exclusively with Indemnitee.

                  (iii) Indemnitor and Indemnitee agree to make available to each other, their counsel and other representatives, all information and documents reasonably available to them reasonably requested by the other which relate to any such claim or action, and to render to each other such reasonable assistance as may be reasonably requested in order to insure the proper and adequate defense of such claim or action, but any costs or expenses related thereto shall be borne by Indemnitor; and provided that any failure (after written notice with specificity and an opportunity to cure) shall not relieve the Indemnitor of any of its obligations hereunder but may create a cause of action for breach for damages directly attributable to such failure.

         (c) OTHER CLAIMS. In the event of any Claim other than those provided for in subsection (b) hereof, Indemnitee shall be entitled to indemnification as provided herein.

         (d) PAYMENT OF CLAIMS. Amounts payable by the Indemnitor to the Indemnitee under this Section 9.04 shall be payable by the Indemnitor (or the Escrow Agent under the Escrow Agreement) as incurred by the Indemnitee. In the event Indemnitor (or the Escrow Agent under the Escrow Agreement) fails to pay, timely and fully, any such amounts, Indemnitee may pay such Claim. In such event, the Indemnitee may recover from the Indemnitor, in an addition to the amount so paid, (i) interest on the amount claimed at the Rate, and (ii) reasonable attorneys' fees in connection with the enforcement of payment under this Section 9.04.

         (e) NO SET-OFF. The Indemnitee's right to indemnification under this
Section 9.04 shall not be subject to set-off for any claim by the Indemnitor against the Indemnitee.

         Section 9.05 ASSIGNMENT BY PURCHASER. No consent by any party hereto shall be required for any assignment or reassignment of the rights of Purchaser under this ARTICLE IX.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 10.01 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon confirmation of delivery) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 10.01):

         (a) if to a Seller:

                    At the address or facsimile
                    number set forth under
                    such party's name on
                    the signature page hereto.

                    with a copy to:

                    Hagen O'Connell LLP
                    Bank of America Financial Center

                    Suite 1500
                    121 SW Morrison Street
                    Portland, Oregon  97204-3160
                    Attention:  John C. Ramig
                    Fax:  (503) 227-3870

         (b) if to Purchaser:

                    Theragenics Corporation
                    5203 Bristol Industrial Way
                    Buford, Georgia 30518
                    Attention: Bruce Smith
                    Fax:  (770) 831-5295

                    with a copy to:

                    Powell Goldstein LLP
                    Fourteenth Floor
                    1201 W. Peachtree Street, N.W.
                    Atlanta, Georgia 30309-3488
                    Attention:  Rick Miller
                    Fax:  (404) 572-6999

         Section 10.02 AMENDMENT. This Agreement may be amended or modified by the parties hereto at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 10.03 WAIVER, RIGHTS AND REMEDIES CUMULATIVE. At any time prior to the Closing Date, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial waiver or exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity.

         Section 10.04 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

         Section 10.05 ASSIGNMENT; BINDING EFFECT; NO THIRD PARTY BENEFICIARY. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Purchaser shall have the right, exercisable in its sole discretion and without the consent or agreement of any other party, to assign all of its rights and to delegate all of its obligations under this Agreement and any Ancillary Agreement to any wholly-owned Subsidiary of Purchaser in a manner consistent with the provisions of Section 6.03. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than ARTICLE IX, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         Section 10.06 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Georgia applicable to contracts made and to be performed entirely within that state, and no effect shall be given to any conflict-of-laws principles thereof directing the application of any Law other than the laws of the State of Georgia. Except as otherwise expressly set forth in this Agreement or the Ancillary Agreements, the United States District Court for the District of Northern Georgia and the state courts of the State of Georgia situated within the County of Fulton in the State of Georgia shall have exclusive jurisdiction over all disputes between the parties hereto arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the exclusive jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Law, any claim that
(i) such party is not personally subject to the jurisdiction of such courts,
(ii) such party and such party's property is immune from any legal process issued by such courts, or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

         Section 10.07 WAIVER OF JURY TRIAL. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

         Section 10.08 HEADINGS; INTERPRETATION. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         Section 10.09 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 10.10 MEDIATION.
                       ---------

         In the event of any dispute or claim arising out of or relating to the interpretation of this Agreement, or breach hereof (a "DISPUTE"), each of the parties hereto subject to the Dispute shall in good faith first negotiate a written resolution of the Dispute within a period not to exceed fifteen (15) days from the date of written notice of the Dispute. The negotiations shall be conducted by representatives of the subject parties who have authorization to resolve the Dispute. In the event that the subject parties cannot negotiate a written resolution to the Dispute during this 15-day negotiation period, and still prior to filing any claims in a court of law, the subject parties shall then submit the Dispute to non-binding mediation. The mediation may be initiated by the written request of any party subject to the Dispute, and shall commence within fifteen (15) days of the receipt of such notice and shall be conducted in Atlanta, Georgia, in accordance with the mediation procedures established by the mediator, unless otherwise agreed to by the subject parties. The subject parties will attempt to each agree upon the selection of a mediator. The mediation shall not exceed a period of thirty (30) days. Each of the subject parties shall bear his or her own expenses in connection with such mediation, and the fees and expenses of the mediator shall be shared equally between the subject parties. In the event that the subject parties do not resolve the Dispute as a result of such mediation or in the event that the Dispute is not resolved within sixty
(60) days of the commencement of the Dispute, any party subject to the Dispute may seek to resolve the Dispute in a court of competent jurisdiction or seek other legal or equitable resolution in compliance with Sections 10.06 and 10.07. Notwithstanding the foregoing, any party hereto may at any time apply to any court of competent jurisdiction for injunctive relief in the event of an alleged breach of this Agreement or otherwise to prevent irreparable harm, provided the party complies with Sections 10.06 and 10.07.

         Section 10.11 ENTIRE AGREEMENT. This Agreement, together with the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

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                                       59
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      PURCHASER:

                                      THERAGENICS CORPORATION

                                      By:   /s/ M. Christine Jacobs
                                            --------------------------------
                                            M. Christine Jacobs
                                            Chief Executive Officer

                                      SELLERS:

                                            /s/ Patrick J. Ferguson
                                           ---------------------------------
                                           Patrick J. Ferguson

                                      Address: 5433 SE Scenic Lane, #2
                                               Vancouver, WA  98661

                                               Attention: Patrick J. Ferguson
                                               Fax: (360) 993-1328

                                           /s/ Cynthia L. Ferguson
                                           ---------------------------------
                                           Cynthia L. Ferguson

                                      Address: 5433 SE Scenic Lane, #2
                                               Vancouver, WA  98661

                                                  Attention: Patrick J. Ferguson
                                                   Fax: (360) 993-1328


                                      COMPANY (for purposes of the
                                      representations and warranties contained in Articles III, V, VI, VIII,
                                      IX and X)

                                      CP MEDICAL CORPORATION

                                      By:   /s/ Patrick J. Ferguson
                                           ------------------------------------
                                           Patrick J. Ferguson
                                           President

                 [Signature Page to Stock Purchase Agreement]